UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHUTTLE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Maryland	2834	46-174648
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Research Court, Suite 450

Rockville, Maryland 20850

(240) 403-4212

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive officer)

Anatoly Dritschilo, M.D.

Chief Executive Officer

1 Research Court, Suite 450

Rockville, Maryland 20850

(240) 403-4212

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Dale S. Bergman, Esq.

Gutierrez Bergman Boulris, P.L.L.C.

100 Almeria Avenue, Suite 340

Coral Gables, Florida 33134

(305) 358-5100

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2) (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $0.01 per share	4,500,000	$8.00	$36,000,000	$4,172.40

(1) This registration statement covers the sale by the registrant of up to 4,500,000 shares of common stock in a direct public offering.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 based on the fixed offering price of shares of common stock in the direct public offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities nor may offers to buy these securities be accepted until the registration statement filed with the Securities and Exchange Commission becomes effective.  This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 9, 2016

PROSPECTUS

4,500,000 Shares of Common Stock

SHUTTLE PHARMACEUTICALS, INC.

1 Research Court, Suite 450

Rockville, Maryland 20850

(240) 403-4212

Purchase Price: $8.00 per Share

Maximum Offering: $36,000,000

This is the initial public offering of common stock of Shuttle Pharmaceuticals, Inc. (the “Company”). We are offering for sale a total of 4,500,000 shares of common stock at a fixed price of $8.00 per share for the duration of this offering (the “Offering”). We intend to apply to have the shares of common stock listed on NYSE MKT, subject to our sale of a sufficient number of shares in the Offering to meet the listing requirements of NYSE MKT. There can be no assurance that an application for listing the shares on NYSE MKT or on any other market will be approved.

The Offering is a direct public offering being conducted on a “self-underwritten, best efforts” basis, which means (a) no minimum number of shares need be subscribed for in order for the Company to consummate the sale of any of the shares and utilize the proceeds therefrom; and (b) the Company will not use the services of an underwriter and our executive officers and directors will attempt to sell the shares directly to investors. Notwithstanding the foregoing, the Company does not intend to consummate the sale of any shares until it has received subscriptions and payment for at least 1,125,000 shares ($9,000,000) and will maintain subscription proceeds in a segregated account until such time. Thereafter, however, subscription proceeds will be paid directly to the Company and will not be held in a segregated or escrow account. Our executive officers and directors will not receive commissions or any other remuneration from any such sales.

The shares will be offered for sale for a period of one hundred and eighty (180) days from the date of this prospectus, unless extended by our board of directors for period or periods of up to an aggregate of an additional one hundred and eighty (180) days.

The Company is an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and as such, may elect to comply with certain reduced public company reporting requirements for future filings.

The purchase of the shares of common stock offered through this prospectus involves a high degree of risk.  See the section of this prospectus entitled “Risk Factors” beginning at page 13.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____________, 2016

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless when the time of delivery of this prospectus or the sale of any common stock. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate or plan to operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

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PROSPECTUS SUMMARY

This summary provides an overview of all material information contained in this prospectus.  It does not contain all the information you should consider before making a decision to purchase our shares of common stock in the Offering.  You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements and all other information that is included in this prospectus.

Unless the context otherwise requires, references in this prospectus to “Shuttle,” “the Company,” “we,” “our” and “us” refers to Shuttle Pharmaceuticals, Inc.

Overview

Shuttle is a specialty pharmaceutical company founded in 2012, with the goal of becoming the first U.S. pharmaceutical company focused on the development and commercialization of innovative first-in-class drugs for sensitizing cancers to and protecting normal tissue from the effects of radiation therapy (“RT”). Our objective is to improve the outcomes of cancer treatment through RT and reducing its side effects by:

•	sensitizing growing cancer cells, rendering them more susceptible to the effects of RT;
•	sensitizing hypoxic cells in tumors that resist regular RT; and
•	activating the DNA damage response pathway to protect normal cells located near cancers.

To date, we have developed, to clinical stage, small molecule strategies to sensitize growing cancer cells in tumors to conventional RT and to sensitize treatment resistant, hypoxic cancer cells in tumors to large fraction radiation therapy using stereotactic body radiation therapy (“SBRT”). A pre-clinical technology delivery platform using histone deacetylase (“HDAC”) inhibitors, which are designed to target cancer cells while protecting healthy tissue/normal cells, further enhances our product pipeline. Shuttle has two clinical stages, first in class product candidates that we believe will deliver these benefits in conjunction with our technology platform:

•	Ropidoxuridine, an orally available halogenated pyrimidine with strong cancer radiation sensitizing properties, is our lead “clinical phase” product candidate. Halogenated pyrimidines are incorporated into DNA by rapidly growing cancer cells and become more sensitive to the effects of RT. We have received a Small Business Innovation Research (“SBIR”) contract from the National Institutes of Health (“NIH”) to fund a Phase 1 clinical trial at and in collaboration with Brown University -Lifespan/Rhode Island Hospital to determine safety and the maximum tolerated dose in patients with advanced gastrointestinal cancers. In connection with the trial, the National Cancer Institute (“NCI”) has approved the Phase 1 clinical protocol and agreed to provide drug and clinical data management support to Rhode Island Hospital. If we receive positive results from the Phase 1 clinical trial, we plan to advance to Phase 1b and Phase 2 clinical trials of using ropidoxuridine in conjunction with RT treatments of patients with brain tumors and soft tissue sarcomas.

•	Doranidazole, an injectable hypoxic cell radiation sensitizer, is our second “clinical phase” product candidate. As cancer cells outgrow the blood supply and oxygen availability becomes limiting, regions of hypoxia develop within a tumor. Cancer cells under hypoxic conditions are more resistant to the killing effects of RT. Electron affinic drugs, such as doranidazole are able to reach areas of tumor hypoxia to effect radiation sensitization, thereby offering the potential to improve the outcomes of RT treatment by increasing hypoxic cell kill. Unfortunately, first and second generation hypoxic sensitizers used to date have shown neurologic toxicity and little clinical benefit. Doranidazole, which has been developed in Japan by Pola Pharmaceuticals, Inc. (“Pola Pharma”), has been well-tolerated in clinical studies conducted in Japan and has shown improved survival in a randomized Phase 3 clinical trial of advanced pancreatic cancers, when used in combination with intra-operative radiation therapy (“IORT”), as opposed to treatment by IORT alone. Shuttle has secured an exclusive option to license doranizadole for development and commercialization in the U.S. We intend to focus on the use of doranidazole for treatment of pancreatic, lung and liver cancers in combination with large fraction SBRT, which is RT administered in large doses over a several day period as opposed to conventional RT, which is generally administered in small daily doses over an extended period of several weeks.

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In addition to our two primary product candidates, we are developing and planning to commercialize other cancer radiation sensitizers with radiation protecting properties, which target protecting normal tissue during the administration of RT and other first in class products utilizing our HDAC small molecule technology platform.

We have also been awarded two SBIR contracts from the NIH to:

•	develop prostate cancer cell lines for African-American men, who are at higher risk for prostate cancer, with donor matched normal prostate cells, with the goal of establishing 50 prostate cancer cell lines for research aimed at treating prostate cancer in African American men; and

•	develop predictive biomarkers of prostate patient outcomes following treatment with SBRT.

The SBIR program is designed to encourage small business to engage in Federal Research/Research and Development (“R/R&D”) that has the potential for commercialization.

The Company was founded by members of the faculty at the Georgetown University Medical School in Washington, D.C., all of whom have significant experiences in the fields of radiation oncology and medicinal chemistry.

Market Opportunity

The American Cancer Society (Cancer Facts & Figures 2016) estimates 1,685,210 new cancer cases and 595,690 cancer deaths in the U.S. and according to the American Society for Radiation Oncology, more than 50% of patients undergo RT at some point in the treatment of their diseases. Cancers treated with RT include lung, breast, brain, ovarian, esophageal, pancreatic, rectal, head and neck, uterine, lymphoma and sarcoma. The annual U.S. market for radiation oncology, technology and therapeutics currently exceeds $5.5 billion.

Currently, there is no radiation sensitizer drug which has been approved by the U.S. Food and Drug Administration (the “FDA”). Present treatment utilizes “off-label” drugs, which are cytotoxic agents that also sensitize, but do not have radiation sensitization as an FDA approved indication. Moreover, since the “off-label” drugs for sensitizing cancers are cytotoxic, they are often associated with intrinsic acute and chronic side effects. Nevertheless, current drugs used to sensitize cancers to RT have shown small, but clinically significant improvements in disease control and survival and are typically included in standard-of-care treatment recommendations for cancers of the head and neck, brain, lung, esophagus, stomach, pancreas, liver and bladder. As a result, the Company believes that there is a significant market opportunity for its product candidates.

Our Strategy

Our objectives are to (a) establish ropidoxuridine as the first radiation sensitizer approved by the FDA for use in conjunction with RT in treating advanced gastrointestinal cancer, high grade brain tumors and bone and soft tissue sarcomas; (b) establish doranidazole as a first line therapy in conjunction with SBRT in treating inoperable pancreatic, advanced lung and unresectable liver cancers; and (c) apply our small molecule HDAC delivery platform to the development of other radiation oncology drugs, such as approved radiation protectors. To achieve these objectives, our strategy is as follows:

•	Complete the SBIR funded Phase 1 clinical trial for ropidoxuridine in conjunction with RT for the treatment of advanced gastrointestinal cancer, which trial commenced in January 2016 and, assuming positive results, proceed to Phase 1b, 2 and 3 clinical trials, followed by submission of an New Drug Application (“NDA”) and ultimately secure FDA approval for marketing;

•	Commence clinical proof of concept studies followed by clinical trials for ropidoxuridine use in conjunction with RT for the treatment of high grade brain tumors and bone and soft tissue sarcomas, with the ultimate goal of securing FDA approval for these additional indications;

•	Exercise the option to license doranidazole from Pola Pharma for development and commercialization in the U.S. and use pre-clinical and clinical studies performed in Japan to expedite conducting any needed additional clinical studies in the U.S., with the ultimate goal of securing FDA approval for the use of doranidazole in conjunction with SBRT for the treatment of inoperable pancreatic, advanced lung and unresectable liver cancers;

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•	Continue research and development of our HDAC small molecule delivery platform and exploit our platform and our intellectual property portfolio to develop other radiation oncology product candidates, as well as additional indications for existing product candidates;

•	Assuming positive results from proof of concept studies and Phase 1 and Phase 2 clinical trials, seek to establish collaborative partnerships with other pharmaceutical companies to complete development of, manufacture and market our product candidates both domestically and internationally;

•	Complete the SBIR funded Phase 1 research contracts we were awarded by the NIH to develop (a) prostate cancer cellular lines for African-American men, to improve diagnosis and treatment with a goal of reducing the higher incidence of such cancer prevalent in African American men; and (b) molecular biomarkers for cancer responsiveness to SBRT treatment; and

•	Explore potential acquisitions of compatible product portfolios or companies.

Risk Factors

Our business is subject to a number of risks you should be aware of before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:

•	Our success is primarily dependent on the successful development, regulatory approval and commercialization of our product candidates, both of which are in the early stages of development.

•	Our approach to the discovery and development of innovative radiation oncology drugs based on our HDAC small molecule delivery platform is novel, unproven and may not result in marketable products.

•	We have no source of predictable revenue, have incurred significant losses since inception, may never become profitable and may incur substantial and increasing net losses for the foreseeable future as we continue development of, and seek regulatory approvals for, our product candidates.

•	If clinical trials of our product candidates fail to demonstrate safety and efficacy, we may be unable to obtain regulatory approvals and commercialize our product candidates.

•	We are subject to regulatory approval processes that are lengthy, time-consuming and unpredictable. We may not obtain approval for any of our product candidates from the FDA or foreign regulatory authorities.

•	Even if we obtain regulatory approval, the market may not be receptive to our product candidates.

•	We may not be able to establish the collaborative partnerships with other pharmaceutical companies, through which we expect to complete development of, obtain marketing approval for and, if approved, manufacture and market our product candidates.

•	We may encounter difficulties satisfying the requirements of clinical trial protocols, including patient enrollment.

•	We may not be able to successfully negotiate a license with Pola Pharma for the rights to develop and commercialize Doranidazole, which is one of our principal product candidates.

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•	It is difficult and costly to protect our intellectual property rights.

•	We may face competition from other companies in our field or claims from third parties alleging infringement of their intellectual property.

•	We may be unable to recruit or retain key employees, including our senior management team.

•	We will likely need to obtain significant additional funding on acceptable terms to continue operations.

We are a Phase 1 clinical stage pharmaceutical company with a limited operating history upon which you can evaluate our business and prospects. Specialty pharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. We do not currently have any product candidates in advanced clinical trials or approved for sale, and we continue to incur significant research and development and general and administrative expenses related to our operations. In addition, we have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the specialty pharmaceutical industry. We have not generated any revenue and have incurred losses in each year since our founding in December 2012. Our net losses for the years ended December 31, 2015 and 2014 were $289,991 and $328,534, respectively. Our net losses for the nine months ended September 30, 2016 and 2015 were $248,845 and $263,302, respectively. As of September 30, 2016, we had an accumulated deficit of $979,113. We expect to continue to incur significant losses for the foreseeable future. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

Further, we have not submitted an application for or received marketing approval for any of our product candidates. Regulatory approval of our product candidates is not guaranteed, and the approval process is expensive and may take several years.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period for adopting new or revised accounting standards and, therefore we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Corporate Information

The Company was formed as a limited liability company in the state of Maryland in December 2012 and was converted to a corporation in August 2016. Our executive offices are located at 1 Research Court, Suite 450, Rockville, Maryland 20850 and our telephone number is (240) 403-4212.   Our corporate website is www.shuttlepharma.com. Information appearing on our corporate website is not part of this prospectus.

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The Offering

Issuer:	Shuttle Pharmaceuticals, Inc.

Shares of common stock offered by us:	4,500,000 shares.

Shares of common stock to be outstanding immediately after this Offering:	49,522,270 shares (1).

Purchase price:	$8.00 per share.

Total Offering:	$36,000,000

Plan of Distribution:

The Offering is a direct public offering being conducted on a “best efforts, self-underwritten” basis, which means (a) no minimum number of shares need be subscribed for in order for the Company to consummate the sale of any of the shares and utilize the proceeds therefrom; and (b) the Company will not use the services of an underwriter and our executive officers and directors will attempt to sell the shares directly to investors. Notwithstanding the foregoing, the Company does not intend to consummate the sale of any shares until it has received subscriptions and payment for at least 1,125,000 shares ($9,000,000) and will maintain subscription proceeds in a segregated account until such time. Thereafter, however, subscription proceeds will be paid directly to the Company and will not be held in a segregated or escrow account. Our executive officers and directors will not receive commissions or any other remuneration from any such sales.

In offering the shares on our behalf, our executive officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

The shares will be offered for sale for a period of one hundred and eighty (180) days from the date of this prospectus, unless extended by our board of directors for period or periods of up to an aggregate of an additional one hundred and eighty (180) days.

Dividend policy:	We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.”

Use of proceeds:	We estimate that the net proceeds from this Offering will be approximately $35,750,000 if all 4,500,000 shares are purchased, after deducting Offering expenses. We expect to use the net proceeds from this Offering to fund preclinical and clinical trials of product candidates, continued HCAC small molecule technology platform development, working capital and general corporate purposes, as well as potential acquisition or in-licensing activities. See “Use of Proceeds.”

Proposed NYSE MKT symbol:	“____”

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Risk Factors:	You should carefully read and consider the information set forth under “Risk Factors” and all other information included in this prospectus for a discussion of factors that you should consider before deciding to invest in shares of our common stock.

(1)	Includes 22,270 shares of our common stock which will be issued upon the first closing under this Offering upon the mandatory conversion of $120,250 in principal amount of the Company’s 7.5% Convertible Promissory Notes due August 31, 2018 (the “Convertible Notes”), which were issued in a private offering in August 2016. Does not include 7,500,000 shares of our common stock reserved for issuance under our 2016 Incentive Stock Plan.

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SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

	For the Years Ended December 31,		For the Nine Months Ended September 30,
Statement of Operations	2015	2014	2016	2015
			(Unaudited)	(Unaudited)
Revenue	$-	$-	$-	$-
Operating expenses
Research and development-net of contracts	214,519	280,665	121,705	232,163
General and administrative	77,140	51,258	126,477	32,500
Total operating expenses	291,659	331,923	248,182	264,663

Loss from operations	(291,659)	(331,923)	(248,182)	(264,663)

Other Income (expense)
Interest Income-related party	1,668	3,389	443	1,361
Interest expense	-	-	(1,106)	-

Net loss	$(289,991)	$(328,534)	$(248,845)	$(263,302)

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Balance Sheet

	As of
	December 31, 2015	September 30, 2016
		(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$128,837	$120,091
Contract receivable	46,648	79,707
Note receivable-related party	24,728	4,912
Prepaid expenses	-	7,125

Total current assets	200,213	211,835

Property and equipment, net	54,096	44,573

Total Assets	$254,309	$256,408

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accrued expenses	$4,577	$68,445
Accrued interest payable	-	898
Note payable-related party	-	45,928

Total current liabilities	$4,577	$115,271

Total long term liabilities
Convertible notes payable	-	120,250

Total liabilities	$-	$235,521

Equity
Members equity	$254,309	$-
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares outstanding as of September 30, 2016	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized, 45,000,000 shares issued and outstanding as of September 30, 2016	-	450,000
Additional paid-in capital	-	550,000)
Retained earnings	-	(979,113)
Total Stockholder’s equity	-	20,887
Total equity	$254,309	$256,408

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all the other information in this prospectus before you decide to buy our common stock. If any of the following risks related to our business actually occurs, our business, financial condition, operating results, and prospects would be adversely affected. The market price of our common stock could decline due to any of these risks and uncertainties related to our business, or related to an investment in our common stock, and you may lose part or all of your investment.

Risks Related to Our Business

Our success is primarily dependent on the successful development, regulatory approval and commercialization of our product candidates, all of which are in the early stages of development.

We currently have two clinical stage product candidates which are in the early stages of development, ropidoxuridine, which is undergoing an SBIR funded Phase 1 clinical trial at Lifespan/Rhode Island Hospital and doranidazole, which has been developed by Pola Pharma in Japan and for which certain clinical studies have been performed in Japan. None of our product candidates have gained marketing approval for sale in the United States or any other country, and we cannot guarantee that we will ever have marketable products. To date, we have invested substantially all of our efforts and financial resources in the research and development and commercial planning for our two current product candidates and our HDAC small molecule delivery platform. Our near-term prospects, including our ability to finance our Company and generate revenue, as well as our future growth, will depend heavily on the successful development, marketing approval and commercialization of our product candidates. The clinical and commercial success of product candidates will depend on a number of factors, including the following:

•	initiating and obtaining favorable results from our Phase 1 clinical trial for IPdR and proceeding to Phase 1(b), 2 and 3 clinical trials, which may be slower or cost more than we currently anticipate;

•	exercising our option to license doranidazole from Pola Pharma for further development and commercialization in the U.S, and subsequently implement a clinical trial program for this product candidate as;

•	even if our clinical trials are successful, there can be no assurance that the FDA will agree that we have satisfactorily demonstrated safety or efficacy or that the FDA will not raise new issues regarding the design of our clinical trials;

•	our ability to demonstrate the safety and efficacy of our product candidates to the satisfaction of the FDA;

•	whether we are required by the FDA to conduct additional clinical trials to support the approval of our product candidates;

•	the acceptance by the FDA of our proposed parameters for regulatory approval, including our proposed indication, endpoints and endpoint measurement tools relating to our product candidates;

•	the incidence, duration and severity of adverse side effects;

•	the timely receipt of necessary marketing approvals from the FDA;

•	whether we are able to secure collaborations for completing the development and, if approved, commercialization of our product candidates;

•	the effectiveness of our and our potential collaborators’ marketing, sales and distribution strategy and operations of product candidates that are approved;

•	our success in educating physicians and patients about the benefits, administration and use of our product candidates;

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•	the ability of our third-party manufacturers and potential collaborators to manufacture clinical trial and commercial supplies of our product candidates to remain in good standing with regulatory bodies, and to develop, validate and maintain commercially viable manufacturing processes that are compliant with current Good Manufacturing Practices (“cGMP”) regulations;

•	our ability to successfully commercialize our product candidates, if approved for marketing;

•	our ability to enforce our intellectual property rights;

•	our ability to avoid third-party patent interference or patent infringement claims;

•	acceptance of our product candidates as safe and effective by patients and the medical community; and

•	a continued acceptable safety profile of our product candidates following approval.

Many of these factors are beyond our control. Accordingly, we cannot assure you that we will ever be able to generate revenue through the sale of our product candidates. Any one of these factors or other factors discussed in this prospectus could affect our ability to successfully commercialize product candidates, which could impact our ability to earn sufficient revenues to transition from a developmental stage company and continue our business. If we are not successful in obtaining marketing approval of and commercializing our product candidates, or are significantly delayed in doing so, our business will be materially harmed.

We have a limited operating history and have incurred significant losses since our inception, and we anticipate that we will continue to incur losses for the foreseeable future and may never achieve or maintain profitability.

We are a Phase 1 clinical stage pharmaceutical company with a limited operating history upon which you can evaluate our business and prospects. Specialty pharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. We do not currently have any product candidates in advanced clinical trials or approved for sale, and we continue to incur significant research and development and general and administrative expenses related to our operations. In addition, we have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the specialty pharmaceutical industry. We have not generated any revenue and have incurred losses in each year since our founding in December 2012. Our net losses for the years ended December 31, 2015 and 2014 were $289,991 and $328,534, respectively. Our net losses for the nine months ended September 30, 2016 and 2015 were $248,845 and $263,302, respectively. As of September 30, 2016, we had an accumulated deficit of $979,113. We expect to continue to incur significant losses for the foreseeable future. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

We currently have no source of product sales revenue.

We have not generated any revenues from commercial sales of our product candidates. Our ability to generate product revenue depends upon our ability to successfully develop and commercialize products, including any of our current product candidates or other product candidates that we may develop, in-license or acquire in the future. We do not anticipate generating revenue from the sale of products for the foreseeable future. Our ability to generate future product revenue from our current or future product candidates also depends on a number of additional factors, including our ability to:

•	successfully complete research and clinical development of current and future product candidates, either directly or through collaborative relationships;

•	establish and maintain supply and manufacturing relationships with third parties, and ensure adequate and legally compliant manufacturing of bulk drug substances and drug products to maintain that supply;

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•	obtain regulatory approval from relevant regulatory authorities in jurisdictions where we intend to market our product candidates, either directly or through collaborative relationships;

•	launch and commercialize future product candidates for which we obtain marketing approval, if any, through collaborative partners;

•	obtain coverage and adequate product reimbursement from third-party payors, including government payors;

•	achieve market acceptance for our products, if any;

•	establish, maintain and protect our intellectual property rights; and

•	Attract, hire and retain qualified personnel.

In addition, because of the numerous risks and uncertainties associated with clinical product development, including that our product candidates may not advance through development or achieve the endpoints of applicable clinical trials, we are unable to predict the timing or amount of any potential future product sales revenues. Our expenses also could increase beyond expectations if we decide to or are required by the FDA, or comparable foreign regulatory authorities, to perform studies or trials in addition to those that we currently anticipate. Even if we complete the development and regulatory processes described above, we anticipate incurring significant costs associated with launching and commercializing these products.

The market may not be receptive to our product candidates based on our novel therapeutic modality, and we may not generate any future revenue from the sale or licensing of product candidates.

Even if approval is obtained for a product candidate, we may not generate or sustain revenue from sales of the product due to factors such as whether the product can be sold at a competitive cost and otherwise accepted in the market. The product candidates that we are developing are based on a new delivery platform therapeutic approaches (there currently is no drug which has FDA approval for indications of radiation sensitization). Market participants with significant influence over acceptance of new treatments, such as physicians and third-party payors, may not accept our delivery platform, and we may not be able to convince the medical community and third-party payors to accept and use, or to provide favorable reimbursement for, any product candidates developed by us. Market acceptance of our product candidates will depend on, among other factors:

•	the timing of our receipt of any marketing and commercialization approvals;

•	the terms of any approvals and the countries in which approvals are obtained;

•	the safety and efficacy of our product candidates;

•	the prevalence and severity of any adverse side effects associated with our product candidates;

•	limitations or warnings contained in any labeling approved by the FDA or other regulatory authority;

•	relative convenience and ease of administration of our product candidates;

•	the success of our physician education programs;

•	the availability of adequate government and third-party payor reimbursement;

•	the pricing of our products, particularly as compared to alternative treatments; and

•	availability of alternative effective products for indications our product candidates are intended to treat.

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We will require substantial additional financing to obtain marketing approval of our product candidates and commercialize our product candidates, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development, other operations or commercialization efforts.

Since our inception, substantially all of our resources have been dedicated to the preclinical and clinical development of our HDAC small molecule delivery platform and our initial two product candidates, ropidoxuridine and doranidazole. Our capital needs to date have been met by contributions from existing shareholders, as well as through private offerings of our securities and our SBIR contracts. We believe that we will continue to expend substantial resources for the foreseeable future on the completion of clinical development and regulatory preparedness of our product candidates, preparations for a commercial launch of our product candidates, if approved, and development of any other current or future product candidates we may choose to further develop. These expenditures will include costs associated with research and development, conducting preclinical studies and clinical trials, obtaining marketing approvals, and, if we are not able to enter into planned collaborations, manufacturing and supply as well as marketing and selling any products approved for sale. In addition, other unanticipated costs may arise. Because the outcome of any drug development process is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of our current product candidates, if approved, or future product candidates, if any.

We estimate that our net proceeds from this Offering will be approximately $35,750,000, if all 4,500,000 shares offered hereby are offered and sold, less Offering expenses payable by us. We believe that such proceeds together with our existing capital resources, will be sufficient to fund our operations through 2021. However, our operating plan may change as a result of factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financing may result in dilution to shareholders, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our future capital requirements depend on many factors, including:

•	the scope, progress, results and costs of researching and developing our current product candidates, future product candidates and conducting preclinical and clinical trials;

•	the cost of commercialization activities if our current product candidates and future product candidates are approved for sale, including securing collaborative ventures for completing development of, securing marketing approval for and ultimately marketing, selling and distributing our product candidates, if approved or building a corporate infrastructure if we have to undertake these activities directly;

•	our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of such agreements;

•	the number and characteristics of any additional product candidates we may develop or acquire;

•	any product liability or other lawsuits related to our products or commenced against us;

•	the expenses needed to attract and retain skilled personnel;

•	the costs associated with being a public company;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation; and

•	the timing, receipt and amount of sales of, or royalties on, any future approved products, if any.

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Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to:

•	delay, limit, reduce or terminate preclinical studies, clinical trials or other development activities for our current product candidates or future product candidates, if any;

•	delay, limit, reduce or terminate our research and development activities; or

•	delay, limit, reduce or terminate our establishment of sales and marketing capabilities or other activities that may be necessary to commercialize our current or future product candidates.

Raising additional capital may cause dilution to our existing shareholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic collaborations and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. The incurrence of indebtedness would result in increased fixed payment obligations and could involve certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic collaborations and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or product candidates or grant licenses on terms unfavorable to us.

Our product candidates are in early stages of development and may fail in development or suffer delays that materially adversely affect their commercial viability.

We have no products on the market and all of our product candidates are in early stages of development. Our ability to achieve and sustain profitability depends on obtaining regulatory approvals, including institutional review board (“IRB”) approval, for and successfully commercializing our product candidates, either alone or with third parties. Before obtaining regulatory approval for the commercial distribution of our product candidates, we or a collaborator must conduct extensive preclinical tests and clinical trials to demonstrate the safety and efficacy in humans of our product candidates. Preclinical testing and clinical trials are expensive, difficult to design and implement, can take many years to complete and are uncertain as to outcome. The start or end of a clinical study is often delayed or halted due to changing regulatory requirements, manufacturing challenges, required clinical trial administrative actions, slower than anticipated patient enrollment, changing standards of care, availability or prevalence of use of a comparative drug or required prior therapy, clinical outcomes or financial constraints. For instance, delays or difficulties in patient enrollment or difficulties in retaining trial participants can result in increased costs, longer development times or termination of a clinical trial. Clinical trials of a new product candidate require the enrollment of a sufficient number of patients, including patients who are suffering from the disease the product candidate is intended to treat and who meet other eligibility criteria. Rates of patient enrollment are affected by many factors, including the size of the patient population, the eligibility criteria for the clinical trial, the age and condition of the patients, the stage and severity of disease, the nature of the protocol, the proximity of patients to clinical sites and the availability of effective treatments for the relevant disease.

A product candidate can unexpectedly fail at any stage of preclinical and clinical development. The historical failure rate for product candidates is high due to scientific feasibility, safety, efficacy, changing standards of medical care and other variables. The results from preclinical testing or early clinical trials of a product candidate may not predict the results that will be obtained in later phase clinical trials of the product candidate. We, the FDA or other applicable regulatory authorities may suspend clinical trials of a product candidate at any time for various reasons, including a belief that subjects participating in such trials are being exposed to unacceptable health risks or adverse side effects. We may not have the financial resources to continue development of, or to enter into collaborations for, a product candidate if we experience any problems or other unforeseen events that delay or prevent regulatory approval of, or our ability to commercialize, product candidates, including:

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•	negative or inconclusive results from our clinical trials or the clinical trials of others for product candidates similar to ours, leading to a decision or requirement to conduct additional preclinical testing or clinical trials or abandon a program;

•	serious and unexpected drug-related side effects experienced by participants in our clinical trials or by individuals using drugs similar to our product candidates;

•	delays in submitting an Investigational New Drug application (“IND”) or delays or failure in obtaining the necessary approvals from regulators to commence a clinical trial, or a suspension or termination of a clinical trial once commenced;

•	conditions imposed by the FDA or comparable foreign authorities regarding the scope or design of our clinical trials;

•	delays in enrolling research subjects in clinical trials;

•	high drop-out rates of research subjects;

•	greater than anticipated clinical trial costs;

•	poor effectiveness of our product candidates during clinical trials;

•	unfavorable FDA or other regulatory agency inspection and review of a clinical trial site;

•	failure of our third-party contractors or investigators to comply with regulatory requirements or otherwise meet their contractual obligations in a timely manner, or at all;

•	delays and changes in regulatory requirements, policy and guidelines, including the imposition of additional regulatory oversight around clinical testing generally or with respect to our technology in particular; or

•	varying interpretations of data by the FDA and similar foreign regulatory agencies.

If third parties on which we depend to conduct our preclinical studies, or any future clinical trials, do not perform as contractually required, fail to satisfy regulatory or legal requirements or miss expected deadlines, our development program could be delayed with materially adverse effects on our business, financial condition, results of operations and prospects.

We are relying on a third party collaborator to conduct our Phase 1 clinical trial for ropidoxuridine and plan to rely on third party clinical investigators, contract research organizations (“CROs”), clinical data management organizations and consultants to design, conduct, supervise and monitor preclinical studies of our product candidates and will do the same for any clinical trials. Because we plan to largely rely on third parties and do not have the ability to conduct preclinical studies or clinical trials independently, we have less control over the timing, quality and other aspects of preclinical studies and clinical trials than we would if we conducted them on our own. These investigators, CROs and consultants are not our employees and we have limited control over the amount of time and resources that they dedicate to our programs. These third parties may have contractual relationships with other entities, some of which may be our competitors, which may draw time and resources from our programs. The third parties with whom we contract might not be diligent, careful or timely in conducting our preclinical studies or clinical trials, resulting in the preclinical studies or clinical trials being delayed or unsuccessful.

If we cannot contract with acceptable third parties on commercially reasonable terms, or at all, or if these third parties do not carry out their contractual duties, satisfy legal and regulatory requirements for the conduct of preclinical studies or clinical trials or meet expected deadlines, our clinical development programs could be delayed and otherwise adversely affected. In all events, we are responsible for ensuring that each of our preclinical studies and clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. The FDA requires clinical trials to be conducted in accordance with good clinical practices, including for conducting, recording and reporting the results of preclinical studies and clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of clinical trial participants are protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Any such event could have a material adverse effect on our business, financial condition, results of operations and prospects.

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Because we rely on third party manufacturing and supply partners, our supply of research and development, preclinical and clinical development materials may become limited or interrupted or may not be of satisfactory quantity or quality.

We rely on third party supply and manufacturing partners to supply the materials and components for, and manufacture, our research and development, preclinical and clinical trial drug supplies. We do not own manufacturing facilities or supply sources for such components and materials. There can be no assurance that our supply of research and development, preclinical and clinical development drugs and other materials will not be limited, interrupted, restricted in certain geographic regions or of satisfactory quality or continue to be available at acceptable prices. In particular, any replacement of any drug product formulation manufacturer we may use could require significant effort and expertise if there are a limited number of qualified replacements for a particular product candidate.

The manufacturing process for a product candidate is subject to FDA and foreign regulatory authority review. Suppliers and manufacturers must meet applicable manufacturing requirements and undergo rigorous facility and process validation tests required by regulatory authorities in order to comply with regulatory standards, such as current cGMP. In the event that any of our suppliers or manufacturers fails to comply with such requirements or to perform its obligations to us in relation to quality, timing or otherwise, or if our supply of components or other materials becomes limited or interrupted for other reasons, we may be forced to manufacture the materials ourselves, for which we currently do not have the capabilities or resources, or enter into an agreement with another third party, which we may not be able to do on reasonable terms, if at all. In some cases, the technical skills or technology required to manufacture our product candidates may be unique or proprietary to the original manufacturer and we may have difficulty, or there may be contractual restrictions prohibiting us from, transferring such skills or technology to another third party and a feasible alternative may not exist. These factors would increase our reliance on such manufacturer or require us to obtain a license from such manufacturer in order to have another third party manufacture our product candidates. If we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer could negatively affect our ability to develop product candidates in a timely manner or within budget.

We expect to continue to rely on third party manufacturers if we receive regulatory approval for any product candidate. To the extent that we have existing, or enter into future, manufacturing arrangements with third parties, we will depend on these third parties to perform their obligations in a timely manner consistent with contractual and regulatory requirements, including those related to quality control and assurance. If we are unable to obtain or maintain third-party manufacturing for product candidates, or to do so on commercially reasonable terms, we may not be able to develop and commercialize our product candidates successfully. Our or a third party’s failure to execute on our manufacturing requirements could adversely affect our business in a number of ways, including:

•	an inability to initiate or continue clinical trials of product candidates under development;

•	delay in submitting regulatory applications, or receiving regulatory approvals, for product candidates;

•	loss of the cooperation of a collaborator;

•	subjecting our product candidates to additional inspections by regulatory authorities;

•	requirements to cease distribution or to recall batches of our product candidates; and

•	in the event of approval to market and commercialize a product candidate, an inability to meet commercial demands for our products.

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We may not successfully engage in strategic transactions, including any collaborations we seek, which could adversely affect our ability to develop and commercialize product candidates, impact our cash position, increase our expense and present significant distractions to our management.

From time to time, we may consider strategic transactions, such as collaborations, acquisitions of companies, asset purchases and out- or in-licensing of product candidates or technologies. In particular, , we will evaluate and, if strategically attractive, seek to enter into additional collaborations, including with major biotechnology or pharmaceutical companies to complete development of and market our product candidates, if approved. The competition for collaborators is intense, and the negotiation process is time-consuming and complex. Any proposed collaboration may be on terms that are not optimal for us, and we may not be able to maintain any new or existing collaboration if, for example, development or approval of a product candidate is delayed, sales of an approved product candidate do not meet expectations or the collaborator terminates the collaboration. Any such collaboration, or other strategic transaction, may require us to incur non-recurring or other charges, increase our near- and long-term expenditures and pose significant integration or implementation challenges or disrupt our management or business. These transactions would entail numerous operational and financial risks, including exposure to unknown liabilities, disruption of our business and diversion of our management’s time and attention in order to manage a collaboration or develop acquired products, product candidates or technologies, incurrence of substantial debt or dilutive issuances of equity securities to pay transaction consideration or costs, higher than expected collaboration, acquisition or integration costs, write-downs of assets or goodwill or impairment charges, increased amortization expenses, difficulty and cost in facilitating the collaboration or combining the operations and personnel of any acquired business, impairment of relationships with key suppliers, manufacturers or customers of any acquired business due to changes in management and ownership and the inability to retain key employees of any acquired business. Accordingly, although there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, any transactions that we do complete may be subject to the foregoing or other risks and have a material adverse effect on our business, results of operations, financial condition and prospects. Conversely, any failure to enter any collaboration or other strategic transaction that would be beneficial to us could delay the development and potential commercialization of our product candidates and have a negative impact on the competitiveness of any product candidate that reaches market.

We face competition from entities that have developed or may develop product candidates for our target disease indications, including companies developing novel treatments and technology platforms based on modalities and technology similar to ours. If these companies develop technologies or product candidates more rapidly than we do or their technologies, including delivery technologies, are more effective, our ability to develop and successfully commercialize product candidates may be adversely affected.

The development and commercialization of drugs is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as technology being developed at universities and other research institutions. Our competitors have developed, are developing or will develop product candidates and processes competitive with our product candidates. Competitive therapeutic treatments include those that have already been approved and accepted by the medical community and any new treatments that enter the market. We believe that a significant number of products are currently under development, and may become commercially available in the future, for the treatment of conditions for which we may try to develop product candidates.

Many of our competitors have significantly greater financial, technical, manufacturing, marketing, sales and supply resources or experience than we have. If we successfully obtain approval for any product candidate, we will face competition based on many different factors, including the safety and effectiveness of our products, the ease with which our products can be administered and the extent to which patients accept relatively new routes of administration, the timing and scope of regulatory approvals for these products, the availability and cost of manufacturing, marketing and sales capabilities, price, reimbursement coverage and patent position. Competing products could present superior treatment alternatives, including by being more effective, safer, less expensive or marketed and sold more effectively than any products we may develop. Competitive products may make any products we develop obsolete or noncompetitive before we recover the expense of developing and commercializing our product candidates. Such competitors could also recruit our employees, which could negatively impact our level of expertise and our ability to execute our business plan.

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Any inability to attract and retain qualified key management and technical personnel would impair our ability to implement our business plan.

Our success largely depends on the continued service of key management and other specialized personnel, including Anatoly Dritschilo, M.D., our chief executive officer, Milton Brown, M.D., Ph.D., our chief scientific officer for chemistry, Mira Jung, Ph.D., our chief scientific officer for biology, Theodore Phillips, M.D., our clinical director and Peter Dritschilo, our president and chief financial officer. The loss of one or more members of our management team or other key employees or advisors could delay our research and development programs and materially harm our business, financial condition, results of operations and prospects. The relationships that our key managers have cultivated within our industry make us particularly dependent upon their continued employment with us. We are dependent on the continued service of our technical personnel because of the highly technical nature of our product candidates and technologies and the specialized nature of the regulatory approval process. Because our management team and key employees are not obligated to provide us with continued service, they could terminate their employment with us at any time without penalty. We do not maintain key person life insurance policies on any of our management team members or key employees. Our future success will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical and management personnel, as well as personnel with expertise in clinical testing, manufacturing, governmental regulation and commercialization. We face competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations.

If our product candidates advance into Phase 2 and 3 clinical trials, we may experience difficulties in managing our growth and expanding our operations.

We have limited experience in drug development and have not begun clinical trials for any of our product candidates, other than a Phase 1 clinical trial for ropidoxuridine As our product candidates enter and advance through preclinical studies and any clinical trials, we will need to expand our development, regulatory and manufacturing capabilities or contract with other organizations to provide these capabilities for us. In the future, we expect to have to manage additional relationships with collaborators or partners, suppliers and other organizations. Our ability to manage our operations and future growth will require us to continue to improve our operational, financial and management controls, reporting systems and procedures. We may not be able to implement improvements to our management information and control systems in an efficient or timely manner and may discover deficiencies in existing systems and controls.

If any of our product candidates are approved for marketing and commercialization and we are unable to develop sales, marketing and distribution capabilities on our own or enter into agreements with third parties to perform these functions on acceptable terms, we will be unable to commercialize successfully any such future products.

We currently have no sales, marketing or distribution capabilities or experience. If any of our product candidates is approved, we plan to enter into collaborations with third parties to sell, market and distribute our products. In the alternative, we would have to develop internal sales, marketing and distribution capabilities to commercialize any approved product, which would be expensive and time-consuming, or, as is more likely, enter into collaborations with third parties to perform these services. If we rely on third parties with sales, marketing and distribution capabilities to market our products or decide to co-promote products with collaborators, we will need to establish and maintain marketing and distribution arrangements with third parties, and there can be no assurance that we will be able to enter into such arrangements on acceptable terms or at all. In entering into third-party marketing or distribution arrangements, any revenue we receive will depend upon the efforts of the third parties and there can be no assurance that such third parties will establish adequate sales and distribution capabilities or be successful in gaining market acceptance of any approved product. If we decide to market our products directly, we will need to commit significant financial and managerial resources to develop a marketing and sales force with technical expertise and supporting distribution, administration and compliance capabilities. If we are not successful in commercializing any product approved in the future, either on our own or through third parties, our business, financial condition, results of operations and prospects could be materially adversely affected.

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If we fail to comply with U.S. and foreign regulatory requirements, regulatory authorities could limit or withdraw any marketing or commercialization approvals we may receive and subject us to other penalties that could materially harm our business.

Even if we receive marketing and commercialization approval of a product candidate, as to which there can be no assurance we will be subject to continuing regulatory review, including in relation to adverse patient experiences with the product and clinical results that are reported after a product is made commercially available, both in the U.S. and any foreign jurisdiction in which we seek regulatory approval. The FDA has significant post-market authority, including the authority to require labeling changes based on new safety information and to require post-market studies or clinical trials to evaluate safety risks related to the use of a product or to require withdrawal of the product from the market. The FDA also has the authority to require a risk evaluation and mitigation strategies (“REMS”) plan after approval, which may impose further requirements or restrictions on the distribution or use of an approved drug. The manufacturer and manufacturing facilities we use to make a future product, if any, will also be subject to periodic review and inspection by the FDA and other regulatory agencies, including for continued compliance with cGMP requirements. The discovery of any new or previously unknown problems with our third-party manufacturers, manufacturing processes or facilities may result in restrictions on the product, manufacturer or facility, including withdrawal of the product from the market. If we rely on third-party manufacturers, we will not have control over compliance with applicable rules and regulations by such manufacturers. Any product promotion and advertising will also be subject to regulatory requirements and continuing regulatory review. If we or our collaborators, manufacturers or service providers fail to comply with applicable continuing regulatory requirements in the U.S. or foreign jurisdictions in which we seek to market our products, we or they may be subject to, among other things, fines, warning letters, holds on clinical trials, refusal by the FDA to approve pending applications or supplements to approved applications, suspension or withdrawal of regulatory approval, product recalls and seizures, refusal to permit the import or export of products, operating restrictions, injunction, civil penalties and criminal prosecution.

Our business entails a significant risk of product liability and our ability to obtain sufficient insurance coverage could have a material effect on our business, financial condition, results of operations or prospects.

Our business exposes us to significant product liability risks inherent in the development, testing, manufacturing and marketing of therapeutic treatments. Product liability claims could delay or prevent completion of our development programs. If we succeed in marketing products, such claims could result in an FDA investigation of the safety and effectiveness of our products, our manufacturing processes and facilities or our marketing programs and potentially a recall of our products or more serious enforcement action, limitations on the approved indications for which they may be used or suspension or withdrawal of approvals. Regardless of the merits or eventual outcome, liability claims may also result in decreased demand for our products, injury to our reputation, costs to defend the related litigation, a diversion of management’s time and our resources, substantial monetary awards to trial participants or patients and a decline in our stock price. We currently have product liability insurance that we believe is appropriate for our stage of development and may need to obtain higher levels prior to marketing any of our product candidates. Any insurance we have or may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims that could have a material adverse effect on our business.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, comply with manufacturing standards we may establish, comply with federal and state healthcare fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

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Our internal computer systems, or those of our CROs or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development programs.

Despite the implementation of security measures, our internal computer systems and those of our CROs and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such events could cause interruptions of our operations. For instance, the loss of preclinical data or data from any future clinical trial involving our product candidates could result in delays in our development and regulatory filing efforts and significantly increase our costs. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the development of our product candidates could be delayed.

If we do not comply with laws regulating the protection of the environment and health and human safety, our business could be adversely affected.

Our research, development and manufacturing involve the use of hazardous materials and various chemicals. We maintain quantities of various flammable and toxic chemicals in our facilities in Germantown, Maryland that are required for our research, development and manufacturing activities. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. We believe our procedures for storing, handling and disposing these materials in our Germantown facilities comply with the relevant guidelines of Germantown, the State of Maryland and the Occupational Safety and Health Administration of the U.S. Department of Labor. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards mandated by applicable regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. If an accident occurs, we could be held liable for resulting damages, which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of animals and biohazardous materials. Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of these materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological or hazardous materials. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate any of these laws or regulations.

Our information technology systems could face serious disruptions that could adversely affect our business.

Our information technology and other internal infrastructure systems, including corporate firewalls, servers, leased lines and connection to the Internet, face the risk of systemic failure that could disrupt our operations. A significant disruption in the availability of our information technology and other internal infrastructure systems could cause interruptions in our collaborations with our partners and delays in our research and development work.

Changes in accounting rules and regulations, or interpretations thereof, could result in unfavorable accounting charges or require us to change our compensation policies.

Accounting methods and policies for pharmaceutical companies, including policies governing revenue recognition, research and development and related expenses and accounting for stock-based compensation, are subject to review, interpretation and guidance from relevant accounting authorities, including the SEC. Changes to accounting methods or policies, or interpretations thereof, may require us to reclassify, restate or otherwise change or revise our financial statements, including those contained in this prospectus.

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Risks Related to Intellectual Property

If we are not able to obtain and enforce patent protection for our technologies or product candidates, development and commercialization of our product candidates may be adversely affected.

Our success depends in part on our ability to obtain and maintain patents and other forms of intellectual property rights, including in-licenses of intellectual property rights of others, for our product candidates, methods used to manufacture our product candidates and methods for treating patients using our product candidates, as well as our ability to preserve our trade secrets, to prevent third parties from infringing upon our proprietary rights and to operate without infringing upon the proprietary rights of others. As of the date of this prospectus, we have filed four patent applications with the U.S. Patent and Trademark Office (the “USPTO”) with respect to various aspects of our HCAC small molecule delivery platform and ropidoxuridine, our lead product candidate. In addition, upon exercising our option to license doranidazole from Pola Pharma, we will also obtain the U.S. rights to patents and patent applications filed by Pola Pharma with respect thereto. We may not be able to apply for patents on certain aspects of our product candidates or delivery technologies in a timely fashion or at all. There is no guarantee that any of our pending patent applications will result in issued or granted patents, that any of our issued, granted or licensed patents will not later be found to be invalid or unenforceable or that any issued, granted or licensed patents will include claims that are sufficiently broad to cover our product candidates or delivery technologies or to provide meaningful protection from our competitors. Moreover, the patent position of specialty pharmaceutical companies can be highly uncertain because it involves complex legal and factual questions. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our current and future proprietary technology and product candidates are covered by valid and enforceable patents or are effectively maintained as trade secrets. If third parties disclose or misappropriate our proprietary rights, it may materially and adversely impact our position in the market.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other requirements during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case. The standards applied by the USPTO and foreign patent offices in granting patents are not always applied uniformly or predictably. For example, there is no uniform worldwide policy regarding patentable subject matter or the scope of claims allowable in pharmaceutical patents. As such, we do not know the degree of future protection that we will have on our proprietary products and technology. While we will endeavor to try to protect our product candidates with intellectual property rights such as patents, as appropriate, the process of obtaining patents is time-consuming, expensive and sometimes unpredictable.

Once granted, patents may remain open to opposition, interference, re-examination, post-grant review, inter partes review, nullification or derivation action in court or before patent offices or similar proceedings for a given period after allowance or grant, during which time third parties can raise objections against such initial grant. In the course of such proceedings, which may continue for a protracted period of time, the patent owner may be compelled to limit the scope of the allowed or granted claims thus attacked, or may lose the allowed or granted claims altogether. In addition, there can be no assurance that:

•

others will not or may not be able to make, use or sell compounds that are the same as or similar to our product candidates but that are not covered by the claims of the patents that we own or license;

•	we or our licensors, collaborators or any future collaborators are the first to make the inventions covered by each of our issued patents and pending patent applications that we own or license;

•	we or our licensors, collaborators or any future collaborators are the first to file patent applications covering certain aspects of our inventions;

•	others will not independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•	A third party may not challenge our patents and, if challenged, a court may not hold that our patents are valid, enforceable and infringed;

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•	any issued patents that we own or have licensed will provide us with any competitive advantages, or will not be challenged by third parties;

•	we may develop additional proprietary technologies that are patentable;.

•	the patents of others will not have an adverse effect on our business; and

•	our competitors do not conduct research and development activities in countries where we do not have enforceable patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets.

We intend to license patent rights from third-party owners or licensees. If such owners or licensees do not properly or successfully obtain, maintain or enforce the patents underlying such licenses, or if they retain or license to others any competing rights, our competitive position and business prospects may be adversely affected.

In connection with our planned license of doranidazole from Pola Pharma and in other future in-licensing opportunities, we will likely rely on intellectual property rights licensed from third parties to protect our technology. Our success will depend in part on the ability of Pola Pharma and any future licensors to obtain, maintain and enforce patent protection for our licensed intellectual property, in particular, those patents to which we have secured exclusive rights. Our licensors may not successfully prosecute the patent applications licensed to us. Even if patents issue or are granted, our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue litigation less aggressively than we would. Further, we may not obtain exclusive rights, which would allow for third parties to develop competing products. Without protection for, or exclusive right to, the intellectual property we license, other companies might be able to offer substantially identical products for sale, which could adversely affect our competitive business position and harm our business prospects. In addition, we may sublicense our rights under third-party licenses to future collaborators or strategic partners. Any impairment of these sublicensed rights could result in termination of an agreement by one or more of any future collaborators or strategic partners.

We may not be able to protect our intellectual property rights throughout the world.

Obtaining a valid and enforceable issued or granted patent covering our technology in the U.S. and worldwide can be extremely costly. In jurisdictions where we have not obtained patent protection, competitors may use our technology to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but where it is more difficult to enforce a patent as compared to the U.S. Competitor products may compete with our future products in jurisdictions where we do not have issued or granted patents or where our issued or granted patent claims or other intellectual property rights are not sufficient to prevent competitor activities in these jurisdictions. The legal systems of certain countries, particularly certain developing countries, make it difficult to enforce patents and such countries may not recognize other types of intellectual property protection, particularly that relating to biopharmaceuticals. This could make it difficult for us to prevent the infringement of patents or marketing of competing products in violation of our proprietary rights generally in certain jurisdictions. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

We generally file a provisional patent application first (a priority filing) at the USPTO. A U.S. utility application and international application under the Patent Cooperation Treaty (PCT) are usually filed within twelve months after the priority filing. Based on the PCT filing, national and regional patent applications may be filed in the European Union, Japan, Australia and Canada and, depending on the individual case, also in any or all of, inter alia, China, India, South Korea, Singapore, Taiwan and South Africa. We have so far not filed for patent protection in all national and regional jurisdictions where such protection may be available. In addition, we may decide to abandon national and regional patent applications before grant. Finally, the grant proceeding of each national or regional patent is an independent proceeding which may lead to situations in which applications might in some jurisdictions be refused by the relevant registration authorities, while granted by others. It is also quite common that depending on the country, various scopes of patent protection may be granted on the same product candidate or technology. The laws of some jurisdictions do not protect intellectual property rights to the same extent as the laws in the U.S., and many companies have encountered significant difficulties in protecting and defending such rights in such jurisdictions. If we or our licensors encounter difficulties in protecting, or are otherwise precluded from effectively protecting, the intellectual property rights important for our business in such jurisdictions, the value of these rights may be diminished and we may face additional competition from others in those jurisdictions. Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position in the relevant jurisdiction may be impaired and our business and results of operations may be adversely affected.

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We or our licensors, or any future collaborators or a strategic partners may become subject to third party claims or litigation alleging infringement of patents or other proprietary rights or seeking to invalidate patents or other proprietary rights, and we may need to resort to litigation to protect or enforce our patents or other proprietary rights, all of which could be costly, time consuming, delay or prevent the development and commercialization of our product candidates, or put our patents and other proprietary rights at risk.

We or our licensors, or any future collaborators or strategic partners may be subject to third-party claims for infringement or misappropriation of patent or other proprietary rights. We are generally obligated under our license or collaboration agreements to indemnify and hold harmless our licensors or collaborator for damages arising from intellectual property infringement by us. If we or our licensors, or any future collaborators or strategic partners are found to infringe a third party patent or other intellectual property rights, we could be required to pay damages, potentially including treble damages, if we are found to have willfully infringed. In addition, we or our licensors, collaborators or any future strategic partners may choose to seek, or be required to seek, a license from a third party, which may not be available on acceptable terms, if at all. Even if a license can be obtained on acceptable terms, the rights may be non-exclusive, which could give our competitors access to the same technology or intellectual property rights licensed to us. If we fail to obtain a required license, we or our collaborator, or any future collaborator, may be unable to effectively market product candidates based on our technology, which could limit our ability to generate revenue or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations. In addition, we may find it necessary to pursue claims or initiate lawsuits to protect or enforce our patent or other intellectual property rights. The cost to us in defending or initiating any litigation or other proceeding relating to patent or other proprietary rights, even if resolved in our favor, could be substantial, and litigation would divert our management’s attention. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could delay our research and development efforts and limit our ability to continue our operations.

If we were to initiate legal proceedings against a third party to enforce a patent covering one of our products or our technology, the defendant could counterclaim that our patent is invalid or unenforceable. In patent litigation in the U.S., defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, for example, lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on one or more of our products or certain aspects of our platform technology. Such a loss of patent protection could have a material adverse impact on our business. Patents and other intellectual property rights also will not protect our technology if competitors design around our protected technology without legally infringing our patents or other intellectual property rights.

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Intellectual property rights of third parties could adversely affect our ability to commercialize our product candidates, and we might be required to litigate or obtain licenses from third parties in order to develop or market our product candidates. Such litigation or licenses could be costly or not available on commercially reasonable terms.

Our competitive position may suffer if patents issued to third parties or other third party intellectual property rights cover our products or elements thereof, or our manufacture or uses relevant to our development plans. In such cases, we may not be in a position to develop or commercialize products or product candidates unless we successfully pursue litigation to nullify or invalidate the third party intellectual property right concerned, or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms.

Third party intellectual property right holders may also actively bring infringement claims against us. We cannot guarantee that we will be able to successfully settle or otherwise resolve such infringement claims. If we are unable to successfully settle future claims on terms acceptable to us, we may be required to engage in or continue costly, unpredictable and time-consuming litigation and may be prevented from or experience substantial delays in marketing our products. If we fail in any such dispute, in addition to being forced to pay damages, we may be temporarily or permanently prohibited from commercializing any of our product candidates that are held to be infringing. We might, if possible, also be forced to redesign product candidates so that we no longer infringe the third party intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business.

If we fail to comply with our obligations under any license, collaboration or other agreements, we may be required to pay damages and could lose intellectual property rights that are necessary for developing and protecting our product candidates and delivery technologies or we could lose certain rights to grant sublicenses.

Our current licenses impose, and any future licenses we enter into are likely to impose, various development, commercialization, funding, milestone, royalty, diligence, sublicensing, insurance, patent prosecution and enforcement, and other obligations on us. If we breach any of these obligations, or use the intellectual property licensed to us in an unauthorized manner, we may be required to pay damages and the licensor may have the right to terminate the license, which could result in us being unable to develop, manufacture and sell products that are covered by the licensed technology or enable a competitor to gain access to the licensed technology. Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing or otherwise violating the licensor’s rights. In addition, while we cannot currently determine the amount of the royalty obligations we would be required to pay on sales of future products, if any, the amounts may be significant. The amount of our future royalty obligations will depend on the technology and intellectual property we use in products that we successfully develop and commercialize, if any. Therefore, even if we successfully develop and commercialize products, we may be unable to achieve or maintain profitability.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patent protection for certain aspects of our product candidates and delivery technologies, we also consider trade secrets, including confidential and unpatented know-how important to the maintenance of our competitive position. We protect trade secrets and confidential and unpatented know-how, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to such knowledge, such as our employees, corporate collaborators, outside scientific collaborators, CROs, contract manufacturers, consultants, advisors and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants that obligate them to maintain confidentiality and assign their inventions to us. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

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We may be subject to claims that we or our employees or consultants have wrongfully used or disclosed alleged trade secrets of our employees’ or consultants’ former employers or their clients. These claims may be costly to defend and if we do not successfully do so, we may be required to pay monetary damages and may lose valuable intellectual property rights or personnel.

Many of our employees were previously employed at universities or biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper our ability to commercialize, or prevent us from commercializing, our product candidates, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential partners or customers in our markets of interest. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected.

Risks Related to Government Regulation

We may be unable to obtain U.S. or foreign regulatory approval and, as a result, unable to commercialize our product candidates.

Our product candidates are subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, approval, recordkeeping, reporting, labeling, storage, packaging, advertising and promotion, pricing, marketing and distribution of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process are required to be successfully completed in the U.S. and in many foreign jurisdictions before a new drug can be marketed. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. It is possible that none of the product candidates we may develop will obtain the regulatory approvals necessary for us or our collaborators to begin selling them.

We have very limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including approval by the FDA. The time required to obtain FDA and other approvals is unpredictable but typically takes many years following the commencement of clinical trials, depending upon the type, complexity and novelty of the product candidate. The standards that the FDA and its foreign counterparts use when regulating us are not always applied predictably or uniformly and can change. Any analysis we perform of data from preclinical and clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. We may also encounter unexpected delays or increased costs due to new government regulations, for example, from future legislation or administrative action, or from changes in FDA policy during the period of product development, clinical trials and FDA regulatory review. It is impossible to predict whether legislative changes will be enacted, or whether FDA or foreign regulations, guidance or interpretations will be changed, or what the impact of such changes, if any, may be.

Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenues from the particular product candidate for which we are seeking approval. Furthermore, any regulatory approval to market a product may be subject to limitations on the approved uses for which we may market the product or the labeling or other restrictions. In addition, the FDA has the authority to require a Risk Evaluation and Mitigation Strategy (REMS) plan as part of an NDA or biologics license application (BLA) or after approval, which may impose further requirements or restrictions on the distribution or use of an approved drug or biologic, such as limiting prescribing to certain physicians or medical centers that have undergone specialized training, limiting treatment to patients who meet certain safe-use criteria and requiring treated patients to enroll in a registry. These limitations and restrictions may limit the size of the market for the product and affect reimbursement by third-party payors.

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If we or our collaborators, manufacturers or service providers fail to comply with healthcare laws and regulations, we or they could be subject to enforcement actions, which could affect our ability to develop, market and sell our products and may harm our reputation.

We and our collaborators are subject to federal, state, and foreign healthcare laws and regulations pertaining to fraud and abuse and patients’ rights. These laws and regulations include:

•	the U.S. federal healthcare program anti-kickback law, which prohibits, among other things, persons from soliciting, receiving or providing remuneration, directly or indirectly, to induce either the referral of an individual for a healthcare item or service, or the purchasing or ordering of an item or service, for which payment may be made under a federal healthcare program such as Medicare or Medicaid;

•	the U.S. federal false claims law, which prohibits, among other things, individuals or entities from knowingly presenting or causing to be presented, claims for payment by government funded programs such as Medicare or Medicaid that are false or fraudulent, and which may apply to us by virtue of statements and representations made to customers or third parties;

•	the U.S. federal Health Insurance Portability and Accountability Act (HIPAA) and Health Information Technology for Economic and Clinical Health (HITECH) Act, which prohibit executing a scheme to defraud healthcare programs, impose requirements relating to the privacy, security, and transmission of individually identifiable health information, and require notification to affected individuals and regulatory authorities of certain breaches of security of individually identifiable health information;

•	the federal Open Payments regulations under the National Physician Payment Transparency Program have been issued under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, and will require that manufacturers of pharmaceutical and biological drugs covered by Medicare, Medicaid, and Children’s Health Insurance Programs report all consulting fees, travel reimbursements, research grants, and other payments or gifts with values over $10 made to physicians and teaching hospitals; and

•	state laws comparable to each of the above federal laws, such as, for example, anti-kickback and false claims laws applicable to commercial insurers and other non-federal payors, requirements for mandatory corporate regulatory compliance programs, and laws relating to patient data privacy and security.

If our operations are found to be in violation of any such requirements, we may be subject to penalties, including civil or criminal penalties, monetary damages, the curtailment or restructuring of our operations, loss of eligibility to obtain approvals from the FDA, or exclusion from participation in government contracting, healthcare reimbursement or other government programs, including Medicare and Medicaid, any of which could adversely our financial results. Although effective compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, these risks cannot be entirely eliminated. Any action against us for an alleged or suspected violation could cause us to incur significant legal expenses and could divert our management’s attention from the operation of our business, even if our defense is successful. In addition, achieving and sustaining compliance with applicable laws and regulations may be costly to us in terms of money, time and resources.

If we or our collaborators, manufacturers or service providers fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to enforcement actions, which could affect our ability to develop, market and sell our products successfully and could harm our reputation and lead to reduced acceptance of our products by the market. These enforcement actions include, among others:

•	adverse regulatory inspection findings;

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•	warning letters;

•	voluntary or mandatory product recalls or public notification or medical product safety alerts to healthcare professionals;

•	restrictions on, or prohibitions against, marketing our products;

•	restrictions on, or prohibitions against, importation or exportation of our products;

•	suspension of review or refusal to approve pending applications or supplements to approved applications;

•	exclusion from participation in government-funded healthcare programs;

•	exclusion from eligibility for the award of government contracts for our products;

•	suspension or withdrawal of product approvals;

•	product seizures;

•	injunctions; and

•	civil and criminal penalties and fines.

Any drugs we develop may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, thereby harming our business.

The regulations that govern marketing approvals, pricing and reimbursement for new drugs vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. Although we intend to monitor these regulations, our programs are currently in the early stages of development and we will not be able to assess the impact of price regulations for a number of years. As a result, we might obtain regulatory approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product and negatively impact the revenues we are able to generate from the sale of the product in that country.

Our ability to commercialize any products successfully also will depend in part on the extent to which reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Even if we succeed in bringing one or more products to the market, these products may not be considered cost-effective, and the amount reimbursed for any products may be insufficient to allow us to sell our products on a competitive basis. Because our programs are in the early stages of development, we are unable at this time to determine their cost effectiveness or the likely level or method of reimbursement. Increasingly, the third-party payors who reimburse patients or healthcare providers, such as government and private insurance plans, are requiring that drug companies provide them with predetermined discounts from list prices, and are seeking to reduce the prices charged or the amounts reimbursed for pharmaceutical products. If the price we are able to charge for any products we develop, or the reimbursement provided for such products, is inadequate in light of our development and other costs, our return on investment could be adversely affected.

Our current product candidates will need to be administered under the supervision of a physician on an outpatient basis. Under currently applicable U.S. law, certain drugs that are not usually self-administered (including injectable drugs) may be eligible for coverage under the Medicare Part B program if:

•	they are incident to a physician’s services;

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•	they are reasonable and necessary for the diagnosis or treatment of the illness or injury for which they are administered according to accepted standards of medical practice; and

•	they have been approved by the FDA and meet other requirements of the statute.

There may be significant delays in obtaining coverage for newly-approved drugs, and coverage may be more limited than the purposes for which the drug is approved by the FDA. Moreover, eligibility for coverage does not imply that any drug will be reimbursed in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim payments for new drugs, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement may be based on payments allowed for lower-cost drugs that are already reimbursed, may be incorporated into existing payments for other services and may reflect budgetary constraints or imperfections in Medicare data. Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the U.S. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement rates. Our inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payors for new drugs that we develop and for which we obtain regulatory approval could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our financial condition.

We believe that the efforts of governments and third-party payors to contain or reduce the cost of healthcare and legislative and regulatory proposals to broaden the availability of healthcare will continue to affect the business and financial condition of pharmaceutical and biopharmaceutical companies. A number of legislative and regulatory changes in the healthcare system in the U.S. and other major healthcare markets have been proposed in recent years, and such efforts have expanded substantially in recent years. These developments have included prescription drug benefit legislation that was enacted and took effect in January 2006, healthcare reform legislation enacted by certain states, and Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (the “ACA”), a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending and enhance remedies against fraud and abuse. The ACA also contains provisions that will affect companies in the pharmaceutical industry and other healthcare related industries by imposing additional costs and changes to business practices. Provisions affecting pharmaceutical companies include the following:

•	mandatory rebates for drugs sold into the Medicaid program have been increased, and the rebate requirement has been extended to drugs used in risk-based Medicaid managed care plans;

•	the 340B Drug Pricing Program under the Public Health Services Act has been extended to require mandatory discounts for drug products sold to certain critical access hospitals, cancer hospitals and other covered entities;

•	pharmaceutical companies are required to offer discounts on brand-name drugs to patients who fall within the Medicare Part D coverage gap, commonly referred to as the “Donut Hole;” and

•	pharmaceutical companies are required to pay an annual non-tax deductible fee to the federal government based on each company’s market share of prior year total sales of branded products to certain federal healthcare programs, such as Medicare, Medicaid, Department of Veterans Affairs and Department of Defense. Since we expect our branded pharmaceutical sales to constitute a small portion of the total federal health program pharmaceutical market, we do not expect this annual assessment to have a material impact on our financial condition.

Moreover, we cannot predict what healthcare reform initiatives may be adopted in the future. Further federal and state legislative and regulatory developments are likely, and we expect ongoing initiatives in the U.S. to increase pressure on drug pricing. Such reforms could have an adverse effect on anticipated revenues from product candidates that we may successfully develop and for which we may obtain regulatory approval and may affect our overall financial condition and ability to develop product candidates.

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Our ability to obtain services, reimbursement or funding from the federal government may be impacted by possible reductions in federal spending.

U.S. federal government agencies currently face potentially significant spending reductions. Under the Budget Control Act of 2011, the failure of Congress to enact deficit reduction measures of at least $1.2 trillion for the years 2013 through 2021 triggered automatic cuts to most federal programs. These cuts would include aggregate reductions to Medicare payments to providers of up to two percent per fiscal year, starting in 2013. Under the American Taxpayer Relief Act of 2012, which was enacted on January 1, 2013, the imposition of these automatic cuts was delayed until March 1, 2013. Certain of these automatic cuts have been implemented. The full impact on our business of these automatic cuts is uncertain. If federal spending is reduced, anticipated budgetary shortfalls may also impact the ability of relevant agencies, such as the FDA or the National Institutes of Health to continue to function at current levels. Amounts allocated to federal grants and contracts may be reduced or eliminated. These reductions may also impact the ability of relevant agencies to timely review and approve drug research and development, manufacturing, and marketing activities, which may delay our ability to develop, market and sell any products we may develop.

If any of our product candidates receives marketing approval and we or others later identify undesirable side effects caused by the product candidate, our ability to market and derive revenue from the product candidates could be compromised.

In the event that any of our product candidates receive regulatory approval and we or others identify undesirable side effects caused by one of our products, any of the following adverse events could occur, which could result in the loss of significant revenue to us and materially and adversely affect our results of operations and business:

•	regulatory authorities may withdraw their approval of the product or seize the product;

•	we may be required to recall the product or change the way the product is administered to patients;

•	additional restrictions may be imposed on the marketing of the particular product or the manufacturing processes for the product or any component thereof;

•	we may be subject to fines, injunctions or the imposition of civil or criminal penalties;

•	regulatory authorities may require the addition of labeling statements, such as a “black box” warning or a contraindication;

•	we may be required to create a Medication Guide outlining the risks of such side effects for distribution to patients;

•	we could be sued and held liable for harm caused to patients;

•	the product may become less competitive; and

•	our reputation

Risks Related to our Common Stock and this Offering

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

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•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We will be required to include a report of management on the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.  During the course of our testing, we may identify other deficiencies that we may not be able to timely remediate.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

The Jobs Act has reduced the information that the Company is required to disclose.

Under the Jobs Act, the information that the Company will be required to disclose has been reduced in a number of ways.

As a company that had gross revenues of less than $1.0 billion during the Company’s last fiscal year, the Company is an “emerging growth company,” as defined in the Jobs Act (an “EGC”). The Company will retain that status until the earliest of (a) the last day of the fiscal year which the Company has total annual gross revenues of $1,000,000,000 (as indexed for inflation in the manner set forth in the Jobs Act) or more; (b) the last day of the fiscal year of following the fifth anniversary of the date of the first sale of the common stock pursuant to an effective registration statement under the Securities Act; (c) the date on which the Company has, during the previous three year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which the Company is deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act or any successor thereto. As an EGC, the Company is relieved from the following:

•	The Company is excluded from Section 404(b) of Sarbanes-Oxley Act (“Sarbanes-Oxley”), which otherwise would have required the Company’s auditors to attest to and report on the Company’s internal control over financial reporting. The JOBS Act also amended Section 103(a)(3) of Sarbanes-Oxley to provide that (i) any new rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or changes to the auditor’s report to include auditor discussion and analysis (each of which is currently under consideration by the PCAOB) shall not apply to an audit of an EGC; and (ii) any other future rules adopted by the PCAOB will not apply to the Company’s audits unless the SEC determines otherwise.

•	The Jobs Act amended Section 7(a) of the Securities Act of 1933, as amended (the “Securities Act”) to provide that the Company need not present more than two years of audited financial statements in an initial public offering registration statement and in any other registration statement, need not present selected financial data pursuant to Item 301 of Regulation S-K for any period prior to the earliest audited period presented in connection with such initial public offering. In addition, the Company is not required to comply with any new or revised financial accounting standard until such date as a private company (i.e., a company that is not an “issuer” as defined by Section 2(a) of Sarbanes-Oxley) is required to comply with such new or revised accounting standard. Corresponding changes have been made to the Exchange Act, which relates to periodic reporting requirements, which would be applicable if the Company were required to comply with them.

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•	As long as the Company is an EGC, the Company may comply with Item 402 of Regulation S-K, which requires extensive quantitative and qualitative disclosure regarding executive compensation, by disclosing the more limited information required of a “smaller reporting company.”

•	In the event that the Company registers the common stock under the Exchange Act as it intends to do, the Jobs Act will also exempt the Company from the following additional compensation-related disclosure provisions that were imposed on U.S. public companies pursuant to the Dodd-Frank Act: (i) the advisory vote on executive compensation required by Section 14A(a) of the Exchange Act; (ii) the requirements of Section 14A(b) of the Exchange Act relating to shareholder advisory votes on “golden parachute” compensation; (iii) the requirements of Section 14(i) of the Exchange Act as to disclosure relating to the relationship between executive compensation and our financial performance; and (iv) the requirement of Section 953(b)(1)of the Dodd-Frank Act, which requires disclosure as to the relationship between the compensation of the Company’s chief executive officer and median employee pay.

Our stock price may be volatile and purchasers of our common stock could incur substantial losses.

Our stock price is likely to be volatile. As a result of this volatility, investors may not be able to sell their common stock at or above the initial public offering price. The market price for our common stock may be influenced by many factors, including the other risks described in this section of the prospectus titled “Risk Factors” and the following:

•	the success of competitive products or technologies;

•	results of preclinical and clinical studies of our product candidates, or those of our competitors, our existing collaborator or any future collaborators;

•	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to our products;

•	introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

•	actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;

•	actual or anticipated variations in our financial results or those of companies that are perceived to be similar to us;

•	the success of our efforts to acquire or in-license additional technologies, products or product candidates;

•	developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

•	our ability or inability to raise additional capital and the terms on which we raise it;

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•	the recruitment or departure of key personnel;

•	changes in the structure of healthcare payment systems;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	announcement and expectation of additional financing efforts;

•	speculation in the press or investment community;

•	trading volume of our common stock;

•	sales of our common stock by us or our shareholders;

•	the absence of lock-up agreements in connection with this Offering with the holders of substantially all of our outstanding shares;

•	the concentrated ownership of our common stock;

•	changes in accounting principles;

•	terrorist acts, acts of war or periods of widespread civil unrest;

•	natural disasters and other calamities; and

•	general economic, industry and market conditions.

In addition, the stock markets in general, and the markets for pharmaceutical stocks in particular, have experienced extreme volatility that has been often unrelated to the operating performance of the issuer. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

You will experience immediate and substantial dilution as a result of this Offering and may experience additional dilution in the future.

If you purchase common stock in this Offering, you will incur immediate and substantial dilution of $         per share, representing the difference between the assumed initial public offering price of $8.00 per share and our pro forma net tangible book value per share after giving effect to this of Offering and the conversion into 22,270 shares of our $120,250 in principal amount of outstanding Convertible Notes upon the first closing of this Offering.

The future issuance of equity or of debt securities that are convertible into equity will dilute our share capital.

We may choose to raise additional capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that additional capital is raised through the issuance of shares or other securities convertible into shares, our stockholders will be diluted. Future issuances of our common stock or other equity securities, or the perception that such sales may occur, could adversely affect the trading price of our common stock and impair our ability to raise capital through future offerings of shares or equity securities. No prediction can be made as to the effect, if any, that future sales of common stock or the availability of common stock for future sales will have on the trading price of our common stock.

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Substantially all of our outstanding shares will not be available for public sale commencing ninety (90) days after the effectiveness of this registration statement. The sale of a significant number of our shares may cause the market price of our common stock to drop significantly.

Commencing ninety (90) days after the date of this prospectus, the 45,000,000 shares of our common stock outstanding as of the date of this prospectus, will be eligible for sale in the public market from time to time thereafter pursuant to Rule 144 under the Securities Act, and in some cases, subject to the volume and other restrictions of Rule 144. In addition, the 22,270 shares of common stock issuable upon conversion of our $120,250 in principal amount of our outstanding Convertible Notes will similarly be eligible for public sale commencing in February 2017. Further, we have 7,500,000 shares reserved for issuance under our 2016 Incentive Stock Plan. The sale of a significant number of shares of our common stock in the public market or the perception that such sales may occur could significantly reduce the market price of our common stock.

The offering price of the shares and the other terms of this Offering have been arbitrarily determined by the Company.

The offering price of the shares and other terms of this Offering have been arbitrarily determined by the Company and bear no relationship to the Company’s assets, book value, potential earnings or any other recognized criterion of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

This Offering is a direct public offering conducted on a “best efforts, self underwritten” basis. No minimum number of shares need be subscribed for in order for the Company to consummate the sale of any of the Shares, there will be no escrow of funds and this Offering is self-underwritten.

The shares are being offered on a “best efforts, self-underwritten” basis. Accordingly, (a) no minimum number of shares need be subscribed for in order for the Company to consummate the sale of any of the shares and utilize the proceeds therefrom; and (b) the Company will not use the services of an underwriter and our executive officers and directors will attempt to sell the shares directly to investors. Notwithstanding the foregoing, the Company does not intend to consummate the sale of any shares until it has received subscriptions and payment for at least 1,125,000 shares ($9,000,000) and will maintain subscription proceeds in a segregated account, until such time. Thereafter, however, subscription proceeds will be paid directly to the Company and will not be held in a segregated or escrow account. Moreover, this Offering is self-underwritten and accordingly, there is no lead underwriter who would undertake a due diligence or comparable examination of the Company, its business and affairs.

An active trading market for our common stock may not develop.

Prior to this Offering, there has been no public market for our common stock. We intend to apply to have the shares of common stock listed on NYSE MKT, subject to our sale of a sufficient number of shares in the Offering to meet the listing requirements of NYSE MKT. There can be no assurance that an application for listing the shares on NYSE MKT or on any other market will be approved. Accordingly, an active trading market for our shares may never develop or be sustained following this offering. If an active market for our common stock does not develop, it may be difficult for you to sell shares you purchase in this Offering without depressing the market price for the shares or at all.

Because our management will have broad discretion over the use of the net proceeds from this Offering, you may not agree with how we use them and the proceeds may not be invested successfully.

We intend to use the net proceeds to us from this Offering to fund offering to fund preclinical and clinical trials of product candidates, continued HDAC technology platform development, working capital and general corporate purposes, including the costs of operating as a public company, as well as potential acquisition or in-licensing activities. Therefore, our management will have broad discretion as to the use of the Offering proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

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If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our stock would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our target studies and operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our board of directors has the authority, without shareholder approval, to issue preferred stock with terms that may not be beneficial to common shareholders and with the ability to affect adversely shareholder voting power and perpetuate their control over us.

Our Articles of Incorporation allow us to issue shares of preferred stock without any vote or further action by our shareholders.  Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock.  As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

The ability of our executive officers and directors, who are our principal shareholders, to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our executive officers and directors, who are our principal shareholders, own and assuming the sale of the shares registered by them hereunder as selling shareholders, will continue to own approximately ninety percent (90%) of our issued and outstanding common stock. Accordingly, they will be able to effectively control the election of directors, as well as all other matters requiring shareholder approval.  The interests of our principal shareholders may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other directors and other business decisions.  The minority shareholders have no way of overriding decisions made by our principal shareholders.  This level of control may also have an adverse impact on the market value of our shares because our principal shareholders may institute or undertake transactions, policies or programs that result in losses may not take any steps to increase our visibility in the financial community and / or may sell sufficient numbers of shares to significantly decrease our price per share.

Our Articles of Incorporation and By Laws provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation and Bylaws provide for the indemnification of our officers and directors.  We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

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Provisions of Maryland law may limit the ability of a third party to acquire control of our Company.

Certain provisions of the Maryland General Corporation Law (the “MGCL”), may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests, including:

•	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested shareholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof) for five years after the most recent date on which the shareholder becomes an interested shareholder, and thereafter impose special appraisal rights and special shareholder voting requirements on these combinations; and

•	“control share” provisions that provide that “control shares” of our Company (defined as shares which, when aggregated with other shares controlled by the shareholder, entitle the shareholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

At this time, we have not opted out of these provisions of the MGCL. Additionally, the MGCL permits our board of directors, without shareholder approval and delaying, deferring or preventing a transaction or a change in control of our Company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	the initiation, timing, progress and results of our research and development programs, preclinical studies, any clinical trials and INDs, NDAs other regulatory submissions;

•	our expected dependence on third party collaborators for developing, obtaining regulatory approval for and commercializing product candidates;

•	our receipt and timing of any milestone payments or royalties under any research collaboration and license agreement we enter into;

•	our ability to identify and develop product candidates;

•	our or a collaborator’s ability to obtain and maintain regulatory approval of any of our product candidates;

•	the rate and degree of market acceptance of any approved products candidates;

•	the commercialization of any approved product candidates;

•	our ability to establish and maintain additional collaborations and retain commercial rights for our product candidates subject to collaborations;

•	the implementation of our business model and strategic plans for our business, technologies and product candidates;

•	our estimates of our expenses, ongoing losses, future revenue and capital requirements;

•	our ability to obtain additional funds for our operations;

•	our ability to obtain and maintain intellectual property protection for our technologies and product candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	our reliance on third parties to conduct our preclinical studies or any future clinical trials;

•	our reliance on third party supply and manufacturing partners to supply the materials and components for, and manufacture, our research and development, preclinical and clinical trial drug supplies;

•	our ability to attract and retain qualified key management and technical personnel;

•	our use of net proceeds to us from this Offering;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our financial performance; and

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•	developments relating to our competitors or our industry.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described in the section titled “Risk Factors” and elsewhere in this prospectus.

Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

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USE OF PROCEEDS

The Offering is a direct public offering on a “best efforts, self underwritten” basis, which means (a) no minimum number of shares need be subscribed for in order for the Company to consummate the sale of any of the shares and utilize the proceeds therefrom; and (b) the Company will not use the services of an underwriter and our executive officers and directors will attempt to sell the shares directly to investors.

We estimate that the net proceeds from this Offering will be approximately $35,750,000 if all 4,500,000 shares are purchased, after deducting estimated Offering expenses. We expect to use the net proceeds from this Offering over the next twelve months for the purposes set forth in the table below. The following table sets forth a breakdown of the estimated use of the net proceeds as of the date of this prospectus, assuming the sale of 100%, 75%, 50% and 25% of the shares offered hereby:

Assumed Percentage of Shares Sold	100%	75%	50%	25%
Price to Public @ $8.00	$36,000,000	$27,000,000	$18,000,000	$9,000,000
Offering expenses	250,000	250,000	250,000	250,000
Net proceeds	$35,750,000	$26,750,000	$17,750,000	$8,750,000

Product candidate preclinical and clinical trials HDAC small molecule delivery platform research and development Product candidate research and development	25,500,000	$17,500,000	$10,000,000	$5,500,000
Product acquisition and in-licensing activities	1,000,000	1,000,000	1,000,000	0
Working capital and general corporate purposes	9,250,000	6,250,000	6,750,000	3,250,000
Total use of proceeds	$35,750,000	$26,750,000	$17,750,000	$8,750,000

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions although we will need to prioritize our clinical studies to accomodate the availability of funding.

The expected use of the net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures depend on numerous factors, including the progress of our preclinical development efforts, the results of any clinical trials and other studies and any unforeseen cash needs. All of our research and development programs are at an early stage and successful development of product candidates from these programs is highly uncertain and may not result in approved products. Completion dates and completion costs can vary significantly for each product candidate and are difficult to predict. As a result, we cannot currently specify in more detail the percentage of the net proceeds that we may use for each of the listed purposes. Accordingly, we will have broad discretion in the use of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our stock.

Pending the use of the proceeds from this offering, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities, certificates of deposit or government securities.

In the event we do not sell all of the Shares being offered, we may seek additional financing to support the intended use of proceeds discussed above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available when needed and, if available, on terms acceptable to us.

DIVIDEND POLICY

We have not paid any dividends on our common stock since inception and we currently expect that, in the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2016:

•	on an actual basis; and

•	on a pro forma as adjusted basis to reflect the sale of all 4,500,000 shares of common stock by us in this Offering at an initial public offering price of $8.00 per share, after deducting estimated Offering expenses payable by us and the conversion of the Convertible Notes into 22,270 shares.

You should read this table in conjunction with our financial statements and related notes and the sections titled “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Capital Stock” appearing elsewhere in this prospectus.

	AS OF SEPTEMBER 30, 2016
	ACTUAL	PRO FORMA AS ADJUSTED
Long-term debt—net of current portion	$120,250	$120,250

Shareholders’ deficit:
Common stock, $0.01 par value per share; authorized 100,000,000 shares, 45,000,000 shares issued and outstanding, actual; 49,522,270 shares issued and outstanding, pro forma as adjusted;	-0-	45,227

Preferred stock, $0.01 par value per share; authorized 5,000,000 shares, 0 shares issued and outstanding actual and pro forma as adjusted	-0-	-0-
Additional paid-in capital	-0-	35,704,773
Accumulated deficit	(979,113)	(979,113)

Total stockholders’ equity (deficit)
Total capitalization	$(858,863)	$34,891,137

The number of shares of common stock issued and outstanding actual and pro forma as adjusted in the table above excludes the 7,500,000 reserved for issuance under our 2016 Incentive Stock Plan.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock that you pay and the pro forma as adjusted net tangible book value per share of our common stock after this Offering. Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of common stock outstanding. Our historical net tangible book value as of September 30, 2016 was $20,887 or $.0005 per share, based on 45,000,000 shares of common stock outstanding as of September 30, 2016.

Net tangible book value dilution per share represents the difference between the amount per share paid by new investors who purchase shares from us in this offering and the pro forma net tangible book value per share of common stock immediately after completion of this Offering. As of September 30, 2016, after giving effect to our sale of 4,500,000 shares of common stock in this Offering at an initial offering price of $8.00 per share, after deducting estimated Offering expenses that we must pay, and after giving pro forma effect to the conversion of the Convertible Notes into 22,270 shares of common stock, our pro forma as adjusted net tangible book value would have been $         , or $         per share. This represents an immediate increase in pro forma net tangible book value of $         per share to existing shareholders, and an immediate dilution in pro forma net tangible book value of $         per share to new investors purchasing shares in this Offering. The table below illustrates this per share dilution as of                     , 2016.

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	Before offering	Pro-forma after offering $36M

Initial public offering price per share	$8.00	$8.00
Net tangible book value per share as of September 30, 2016	$0.01	$7.72
Increase in pro forma net tangible book value per share attributable to new investors participating in this Offering and conversion of the Convertible Notes	$-0-	$34,891,137
Pro forma as adjusted net tangible book value per share after this Offering and conversion of the Convertible Notes		$0.73
Dilution of pro forma net tangible book value per share to new investors		$7.27

The following table sets forth, on a pro forma as adjusted basis as of September 30, 2016, the number of shares of common stock purchased or to be purchased from us, the total consideration paid or to be paid and the average price per share paid or to be paid by existing holders of common stock and by new investors, at a public offering price of $8.00 per share, before deducting estimated Offering expenses that we must pay.

	SHARES PURCHASED		TOTAL CONSIDERATION		AVERAGE PRICE
	NUMBER	PERCENT	AMOUNT	PERCENT	PER SHARE
Existing stockholders	45,022,270	91%	$22,511	0%	$.0005
New investors	4,500,000	9	36,000,000	100	8.00

Total	49,522,270	100%	$36,022,511	100%	$.727

The foregoing discussion and tables are based on the number of shares of common stock outstanding as of September 30, 2016 taking into account the conversion of the Convertible Notes into 22,270 shares of our common stock as of September 30, 2016, but exclude 7.500,000 shares reserved for issuance under our 2016 Incentive Stock Plan.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Comparison of Nine Months Ended September 30, 2015 and 2016

The following table summarizes the results of our operations for the nine months ended September 30, 2015 and 2016:

	Nine Months Ended September 30,		Increase/
	2015	2016	(Decrease)
Research and development-net of contracts	$232,163	$121,705	$(110,458)
General and administrative	32,500	126,477	93,977
Other income (expense):
Interest income	1,361	443	(918)
Interest expense	-0-	(1,106)	(1,106)
Total other income (expense)	1,361	(663)	(2,024)

Research and Development Expenses-Net of contracts. Research and development expenses-net of contracts $232,163 for the nine months ended September 30, 2015, as compared to $121,705 for the nine months ended September 30, 2016. The decrease of $110,458 is primarily related to the increase of NIH contract funding for the ropidoxuridine Phase 1 clinical trial for 2016. For the nine months ended September 30, 2015, reimbursement from NIH totaled $121,272 and total expenses related to research and development was $353,435, as compared to $409,069 for reimbursement from the NIH contract and $530,774 in research and development expenses for September 30, 2016.

General and Administrative Expenses. General and administrative expenses were $32,500 for the nine months ended September 30, 2015, as compared to $126,477 for the nine months ended September 30, 2016. This increase is primarily due to an increase in Company legal expenses, $10,825 for the nine months ended September 30, 2015 as compared to $48,138 for the nine months ended September 30, 2016, consulting expenses, $12,000 for the nine months ended September 30, 2015 as compared to $53,650 for the nine months ended September 30, 2016 and accounting expenses, $6,075 for the nine months ended September 30, 2015 as compared to $18,065 for the nine months ended September 30, 2016,

Other Income (Expense). Other income (expense) was approximately $1,361 for the nine months ended September 30, 2015 which consisted of interest income-related party. Other income (expense) was $(663) for the nine months ended September 30, 2016 and consisted of $1,106 of interest expense and $443 for interest income on a note payable-related party.

Comparison of Fiscal Years Ended December 31, 2014 and 2015

The following table summarizes the results of our operations for the fiscal years ended December 31, 2014 and 2015:

	Year Ended December 31,		Increase/
	2014	2015	(Decrease)
Research and development-net of contracts	$280,665	$214,519	$(66,146)
General and administrative	51,258	77,140	25,882
Other income (expense):
Interest income	3,389	1,668	(1,721)
Interest expense	-0-	-0-	-0-
Change in fair value of warrant liability	-0-	-0-	-0-
Total other income (expense)	3,389	1,668	(1,721)

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Research and Development Expenses. Research and development-net of contract expenses were $280,665 for the year ended December 31, 2014, as compared to $214,519 for the year ended December 31, 2015. The decrease of $66,146 is primarily related to the increase in NIH contract payments in 2015 for the IPdR Phase 1 and 2 SBIR contracts. For the year end December 31, 2014, reimbursement from NIH totaled $70,699 and total expenses related to research and development was $351,364, as compared to $281,913 for reimbursement from the NIH contract and $496,432 in research and development expenses for year ended December 31, 2015.

General and Administrative Expenses. General and administrative expenses were $51,258 for the year ended December 31, 2014, as compared to $77,140 for the year ended December 31, 2015. The increase of $25,882 is primarily related to an increase in legal expenses $7,314 for the year ended December 31, 2014 as compared to $19,863 for the year ended December 31, 2015 and consulting expenses, $28,299 for the year ended December 31, 2014 as compared to $40,400 for the year ended December 31, 2015.

Other Income (Expense). Other income was $3,389 for the year ended December 31, 2014 which consisted of interest income for a note receivable-related party. Other income was $1,668 for the year ended December 31, 2015 which consisted of interest income related to a note receivable-related party.

Liquidity and Capital Resources

As of September 30, 2016, total current assets were $211,835as compared to $200,213 on December 31, 2015.   Total current liabilities as of September 30, 2016 were $115,271 as compared to $4,577 as of December 31, 2015. The increase in current liabilities is due to the an increase in accrued expenses related to subcontract work for the NIH SBIR contract, $68, 445 and a note payable-related party, $45,928.

Net cash used in operating activities was $210,407 in the nine months ended September 30, 2016 compared to $238,799 for the same period in 2015.

Net of cash provided by investing activities was $15,483 in the nine months ended September 30, 2016 as compared to $18,983 for the same period in 2015. This activity is primarily due to the repayment of a note receivable-related party, net of acquisition of property and equipment.

Net cash provided by financing activities in the first nine months of 2016 was $186,178, representing the proceeds from the private offering of the Convertible Notes of $120,250, capital contributions of $20,000 and note payable-related party $45,928. This compares to $200,000 in capital contributions in the first nine months of 2015.

Our capital needs to date have been met by contributions from existing shareholders, as well as through our private offerings of our securities, SBIR contracts and other grants. We believe that we will continue to expend substantial resources for the foreseeable future on the completion of clinical development and regulatory preparedness of our product candidates, preparations for a commercial launch of our product candidates, if approved, and development of any other current or future product candidates we may choose to further develop. These expenditures will include costs associated with research and development, conducting preclinical studies and clinical trials, obtaining marketing approvals, and, if we are not able to enter into planned collaborations, manufacturing and supply as well as marketing and selling any products approved for sale. In addition, other unanticipated costs may arise. Because the outcome of any drug development process is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of our current product candidates, if approved, or future product candidates, if any.

There can be no assurance that additional financing will be available to the Company when needed, on favorable terms or otherwise.  Moreover, any such additional financing may dilute the interests of existing shareholders.  The absence of additional financing, when needed, could cause the Company to delay implementation of its business plan in whole or in part, curtail its business activities and seriously harm the Company and its prospects.

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Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates included deferred revenue, costs incurred related to deferred revenue, the useful lives of property and equipment, the useful lives of intangible assets and accounting for the business combination.

Research and Development

Research and Development expenses are offset by contract receivable payments from an NIH SBIR contract that supports this scientific research. This is stated in the financials as Research and development-net of contracts.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes.  Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws.  Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year.  In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies.  If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required.  Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit.  For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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BUSINESS

Overview

Shuttle is a specialty pharmaceutical company founded in 2012, with the goal of becoming the first U.S. pharmaceutical company focused on the development and commercialization of innovative first-in-class drugs for sensitizing cancers to and protecting normal tissue from the effects of RT. Our objective is to improve the outcomes of cancer treatment through RT and reducing its side effects by:

•	sensitizing growing cancer cells, rendering them more susceptible to the effects of RT;
•	sensitizing hypoxic cells in tumors that resist regular RT; and
•	activating the DNA damage response pathway to protect normal cells located near cancers.

To date, we have developed, to clinical stage, small molecule strategies to sensitize growing cancer cells in tumors to conventional RT and to sensitize treatment resistant, hypoxic cancer cells in tumors to large fraction radiation therapy using SBRT. A pre-clinical technology delivery platform using HDAC inhibitors, which are designed to target cancer cells while protecting healthy tissue, further enhances our pipeline. Shuttle has two clinical stages, first in class product candidates that we believe will deliver these benefits in conjunction with our technology platform:

•	Ropidoxuridine, an orally available halogenated pyrimidine with strong cancer radiation sensitizing properties, is our lead “clinical phase” product candidate. Halogenated pyrimidines are incorporated into DNA by rapidly growing cancer cells and become more sensitive to the effects of RT. We have received an SBIR contract from the NIH to fund a Phase 1 clinical trial at and in collaboration with Brown University - Lifespan/Rhode Island Hospital to determine safety and the maximum tolerated dose in patients with advanced gastrointestinal cancers. In connection with the trial, NCI has approved the Phase 1 clinical protocol and agreed to provide drug and clinical data management support to Rhode Island Hospital. If we receive positive results from the Phase1 clinical trial, we plan to advance to Phase 1b and Phase 2 clinical trials of using ropidoxuridine in conjunction with RT treatments of patients with brain tumors and soft tissue sarcomas.

•	Doranidazole, an injectable hypoxic cell radiation sensitizer, is our second “clinical phase” product candidate. As cancer cells outgrow the blood supply and oxygen availability becomes limiting, regions of hypoxia develop within a tumor. Cancer cells under hypoxic conditions are more resistant to the killing effects of RT. Electron affinic drugs, such as doranidazole are able to reach areas of tumor hypoxia to effect radiation sensitization, thereby offering the potential to improve the outcome of RT treatment by increasing hypoxic cell kill. Unfortunately, first and second generation hypoxic sensitizers used to date have shown neurologic toxicity and little clinical benefit. Doranidazole, which has been developed in Japan by Pola Pharma, has been well-tolerated in clinical studies conducted in Japan and has shown improved survival in a randomized Phase 3 clinical trial of advanced pancreatic cancers, when used in combination with IORT, as opposed to treatment by IORT alone. Shuttle has secured an exclusive option to license doranizadole for development and commercialization in the U.S. We intend to focus on the use of Doranidazole for treatment of pancreatic, lung and liver cancers in combination with large fraction SBRT, which is radiation therapy administered in large doses over a several day period as opposed to conventional RT, which is generally administered in small daily doses over an extended period of several weeks.

In addition to our two primary product candidates, we are developing and planning to commercialize other cancer radiation sensitizers with radiation protecting properties, which target protecting normal tissue during the administration of RT and other first-in-class products utilizing our HDAC small molecule technology platform.

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We have also been two awarded SBIR contracts from the NIH to:

•	develop prostate cancer cell lines from African-American men, who are at higher risk for prostate cancer, with donor matched normal prostate cells, with the goal of establishing 50 prostate cancer cell lines for research aimed at treating prostate cancer in African American men; and

•	develop predictive biomarkers for predicting outcomes for prostate cancer patients following treatment with SBRT.

The SBIR program is designed to encourage small business to engage in Federal Research/Research and Development (“R/R&D“) that has the potential for commercialization.

The Company was founded by members of the faculty at the Georgetown University Medical School in Washington, D.C., all of whom have significant experience in the fields of radiation oncology and medicinal chemistry.

Market Opportunity

The American Cancer Society (Cancer Facts & Figures 2016) estimates 1,685,210 new cancer cases and 595,690 cancer deaths in the U.S. and according to the American Society for Radiation Oncology, more than 50% of patients undergo RT at some point in the treatment of their disease. Cancers treated with RT include, lung, breast, brain, ovarian, esophageal, pancreatic, rectal, head and neck, uterine, lymphoma and sarcoma. The annual U.S. market for radiation oncology, technology and therapeutics currently exceeds $5.5 billion.

Currently, there is no radiation sensitizer drug which has been approved by the FDA. Present treatment utilizes “off-label” drugs which are cytotoxic agents that also sensitize, but do not have radiation sensitization as an FDA approved indication. Moreover, since the “off-label” drugs for sensitizing cancers are cytotoxic, they are often associated with intrinsic acute and chronic side effects. Nevertheless, current drugs used to sensitize cancers to RT have shown small, but clinically significant improvements in disease control and survival and are typically included in standard-of-care treatment recommendations for cancers of the head and neck, brain, lung, esophagus, stomach, pancreas, liver and bladder. As a result, the Company believes that there is a significant market opportunity for its product candidates.

Our Strategy

Our objectives are to (a) establish ropidoxuridine as the first radiation sensitizer approved by the FDA for use in conjunction with RT in treating advanced gastrointestinal cancer, high grade brain tumors and bone and soft tissue sarcomas; (b) establish doranidazole as a first line therapy in conjunction with SBRT in treating inoperable pancreatic, advanced lung and unresectable liver cancers; and (c) apply our HDAC small molecule delivery platform to the development of other radiation oncology drugs, such as approved radiation protectors. To achieve these objectives, our strategy is as follows:

•	Complete the SBIR funded Phase 1 clinical trial for ropidoxuridine in conjunction with RT for the treatment of advanced gastrointestinal cancer, which trial commenced in January 2016 and, assuming positive results, proceed to Phase 1b, 2 and 3 clinical trials, followed by submission of an NDA and ultimately secure FDA approval for marketing;

•	Commence clinical proof of concept studies followed by clinical trials for ropidoxuridine use in conjunction with RT for the treatment of high grade brain tumors and bone and soft tissue sarcomas, with the ultimate goal of securing FDA approval for these additional indications;

•	Exercise the option to license doranidazole from Pola Pharma for development and commercialization in the U.S. and use pre-clinical and clinical studies performed in Japan to expedite conducting any needed additional clinical studies in the U.S., with the ultimate goal of securing FDA approval for the use of doranidazole in conjunction with SBRT for the treatment of inoperable pancreatic, advanced lung and unresectable liver cancers;

•	Continue research and development of our HDAC small molecule delivery platform and exploit our platform and our intellectual property portfolio to develop other radiation oncology product candidates, as well as additional indications for existing product candidates;

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•	Assuming positive results from proof of concept studies and Phase 1 and Phase 2 clinical trials, seek to establish collaborative partnerships with other pharmaceutical companies to complete development of, manufacture and market our product candidates both domestically and internationally;

•	Complete the SBIR funded Phase 1 research contracts we were awarded by the NIH to develop (a) prostate cancer cell lines for African-American men, to improve diagnosis and treatment with a goal of reducing the higher incidence of such cancers prevalent in African American men; and (b) molecular biomarkers for cancer responsiveness to SBRT treatment; and

•	Explore potential acquisitions of compatible product portfolios or companies.

Our HDAC Small Molecule Delivery Platform

General

Since our founding, we have focused a portion of our research and development efforts on our small molecule technology delivery platform which uses HDAC inhibitors, which are designed to target cancer cells, while protecting healthy tissue.

HDACs are a class of enzymes that regulates gene expression through chemical modification of histones and non-histone proteins. Increased HDAC activity leads to a more condensed chromatin, decreased gene expression and loss of key gene products, including tumor suppressor gene function. Inhibition of HDAC activity leads to a more open chromatin and increased expression of the key gene products. This chromatin modification underlies the epigenetic cellular regulatory system and is an area of intense investigation. We believe that our candidate HDAC inhibitor platform products provide selective anticancer activities in addition to normal cell protection from radiation injury.

Our research and development efforts to date have focused on discoveries of novel, dual functional molecules for potential use in cancer treatment and normal tissue radiation protection. We have produced two first-in-class molecules:

•	SP-1-161, a candidate lead of several compounds which has demonstrated activation of the “ATM” gene product mutated in Ataxia-Telangiectasia, a human genetic disease characterized by neurological, immunological and radiobiological clinical features, such as exquisite radiation sensitivity due to the ATM gene mutation; and

•	SP-2-59, a candidate lead of several compounds demonstrating Class II HDAC6 selective inhibition.

SP-1-161 - A Dual Functional Agent

SP-1-161 is an HDAC inhibitor of the hydroxamate chemical class of compounds and an ATM activator of the indole chemical class. HDACs modify histones and non-histone proteins, which are key components of the chromatin structure, gene expression regulation, and cell growth. HDAC inhibitors have shown to inhibit cell proliferation, angiogenesis and immunity. Eighteen human HDACs have been identified, subdivided into four classes based on sequence and functional homology. In cancer cells, HDAC activity may be elevated leading to silencing of tumor suppressor genes important for cell growth regulation and to chromosomal instability. Abnormal HDAC activity is also associated with tumor cell growth, invasion, metastasis and resistance to therapy. Therefore, inhibitors of HDACs have emerged as anti-cancer agents for cancer therapy. Vorinostat and romidepsin have been approved by the FDA for treatment of patients with relapsed or refractory T-cell lymphomas. In addition, panobinostat received FDA approval for treatment of recurrent multiple myeloma in combination with bortezomib and dexamethasone.

In preclinical studies, SP-1-161 inhibited the activity of pan-HDACs, and activated the ATM gene product. ATM is a critical protein for the activation of the cell stress response for cellular recovery from radiation exposure in normal cells, but not in cancer cells. ATM activates the P53 protein, referred to as the “guardian of the genome,” and serves as a tumor suppressor critical for normal cell function and activation of programmed cell death in cancer cells.

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SP-1-161 protected normal breast epithelial cells (184A1) following exposure to ionizing radiation while increasing sensitivity of breast cancer cells (MCF7). We believe that the ability of SP-1-161 to provide this dual function in a single molecule will differentiate this molecule from other HDAC inhibitors and is an unprecedented radio-chemotherapeutic agent for treatment of cancers while protecting normal cells and will facilitate its development for use in cancer treatment.

SP-2-59 - A HDAC6 Selective Inhibitor

HDAC6 is a member of class II HDAC family and plays important roles in cancer motility, invasion, neurological diseases, and immune checkpoint, suggesting that HDAC6 inhibition may confer therapeutic benefit. HDAC6 inhibition has been most extensively studied for its role in the treatment of hematological cancers.

Selective inhibition of HCAC6 is expected to reduce many of the dose limiting side effects associated with non-selective HDAC inhibitors. Preclinical models suggest that selective HDAC6 inhibitors may lead to effective therapy, particularly in combinations with other cytotoxic agents. Shuttle’s discovery of selective HDAC inhibitors has yielded several HDAC6 selective candidate molecules including SP-2-59. HDAC6 inhibitors may have a role in the treatment of diseases such as multiple myeloma.

We are currently conducting and intend to complete preclinical efficacy and IND-enabling studies of these molecules to position them for IND application, which we would expect to file in 2018.

Our Product Candidates

Shuttle has two clinical stage, first in class product candidates ropidoxuridine and doranidazole that we believe will target cancer cells, while protecting healthy tissue, when used in conjunction with our technology platform.

Ropidoxuridine

Ropidoxuridine, an orally available halogenated pyrimidine with strong cancer radiation sensitizing properties, is our lead “clinical phase” product candidate. Halogenated pyrimidines are incorporated into DNA by rapidly growing cancer cells and become more sensitive to the effects of RT. We have received an SBIR contract from the NIH to fund a Phase 1 clinical trial at and in collaboration with Brown University - Lifespan/Rhode Island Hospital to determine safety and the maximum tolerated dose in patients with advanced gastrointestinal cancers. In connection with the trial, NCI has approved the Phase 1 clinical protocol and agreed to provide drug and clinical data management support to Rhode Island Hospital. If we receive positive results from the Phase1 clinical trial, we plan to advance to Phase 1b and Phase 2 clinical trials through a CRO using ropidoxuridine in conjunction with RT treatments of patients with brain tumors and soft tissue sarcomas.

Ropidoxuridine is a prodrug, a compound that, after administration is metabolized (i.e., converted within the body) into a pharmacologically active drug. Ropidoxuridine is converted to the radiation sensitizing agent iododeoxyuridine by metabolic processes following oral administration. We believe that the oral delivery of ropidoxuridine provides a significant drug delivery advantage for clinical applications with RT. The iododeoxyuridine molecules are then incorporated into the DNA of growing cancer cells to effect radiation sensitization. Reported Phase 2 clinical trials of iododeoxyuridine in combination with RT provide support for our plans to test ropidoxuridine and RT therapy in these diseases. In addition, tumors demonstrating the mis-match repair defect will allow evaluation of a precision medicine approach for testing ropidoxuridine in combination with RT.

The following tables provide data from reported clinical trials of iododeoxyuridine and RT therapy in brain cancers (glioblastoma multiforme) and high grade sarcomas. Our primary strategy for ropidoxuridine and RT therapy is to deliver oral drug to effect radiation sensitization of cancers.

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Table 1. Brain Cancer Treatment

Tumor	Treatment	Median survival (Months)
Anaplastic astrocytomas (Grade 3 of 4)* (21 patients)	RT alone	24
	RT + IUdR	39
Glioblastoma Multiforme (Grade 4 of 4)** (18 patients)	RT alone	9
	RT + IUdR	15

Table 1. Efficacy compared to historical RT-alone controls for treatment of high grade primary brain tumors (RTOG*, NCI** trials)

**IUdR continuous IV infusion (1000 mg/m2/ day/ 14 days), Total 39 patients (F. Sullivan, et al. Int J Radiat Oncol Biol Phys. 1994; 30(3):583-90)

* IUdR continuous IV infusion (2000 mg/m2/ 4 day infusion/ 6 week treatment), Total 21 patients (R. Urtasun, et al. Int J Radiat Oncol Biol Phys. 1996;36(5):1163-7.)

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Table 2. Sarcoma Treatment

Tumor	Treatment	Local Control at 2 years
High grade sarcomas (resectable)***	RT + Surgery	25%
	RT + IUdR + Surgery	45%

Table 2. Efficacy compared to historical RT-alone controls for treatment of high grade sarcomas (University of Michigan*** trials)

***16 patients treated with continuous infusion (1000-1600 mg/m2/day) plus RT (J.M. Robertson, et al. Int J Radiat Oncol Biol Phys. 1995; 31 (1):87-92).

Doranidazole

Doranidazole, an injectable hypoxic cell radiation sensitizer, is our second “clinical phase” product candidate. As cancer cells outgrow the blood supply and oxygen availability becomes limiting, regions of hypoxia develop within a tumor. Cancer cells under hypoxic conditions are more resistant to the killing effects of RT. Electron affinic drugs, such as doranidazole are able to reach areas of tumor hypoxia to effect radiation sensitization, thereby offering the potential to improve the outcomes of RT treatment by increasing hypoxic cancer cell kill. Unfortunately, first and second generation hypoxic sensitizers used to date have shown neurologic toxicity and little clinical benefit. Doranidazole, which has been developed in Japan by Pola Pharma, has been well-tolerated in clinical studies conducted in Japan and has shown improved survival in a randomized Phase 3 clinical trial of advanced pancreatic cancers, when used in combination with IORT, as opposed to treatment by IORT alone. Shuttle has secured an exclusive option to license doranizadole for development and commercialization in the U.S. We intend to focus on the use of doranidazole for treatment of pancreatic, lung and liver cancers in combination with large fraction SBRT, which is radiation therapy administered in large doses over a several day period as opposed to RT, which is generally administered in small daily doses over an extended period of several weeks.

We intend to build upon Phase 1 and Phase 2 clinical trials and an initial Phase 3 clinical trial conducted in Japan of doranidazole and RT for treatment of lung cancers and pancreatic cancers. Our primary strategy for doranidazole and RT is to file and receive approval for an IND in 2017, conduct Phase 1b/II clinical trials in 2018 and 2019 and commence Phase 3 clinical trials in 2020. We plan to focus on delivery of the drug by infusion prior to SBRT to effect radiation sensitization of pancreatic cancers.

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In addition to our two primary product candidates, we are developing and planning to commercialize other cancer radiation sensitizers and radiation protectors, which target protecting normal tissue during the administration of RT, and other first-in-class products utilizing our HDAC small molecule technology platform.

SBIR Contracts

The SBIR Program

The Small Business Innovation Research (“SBIR”) program is designed to encourage domestic small businesses to engage in Federal Research/Research and Development (“R/R&D”) that has the potential for commercialization. Through a competitive awards-based program, SBIR enables small businesses to explore their technological potential and provides the incentive to profit from its commercialization. Some of the SBIR’s program goals include stimulating technological innovation, meeting Federal research and development needs and encouraging participation in innovation and entrepreneurship.

The SBIR is a three Phase program. Phase 1 is to establish the technical merit and commercial potential of the proposed R/R&D efforts, Phase 2 is to continue the R/R&D efforts initiated in Phase 1 and funding is based on the results achieved in Phase 1. Phase 3 allows for the small business to pursue commercialization objectives resulting in the Phase 1 and 2 R/R&D activities.

In addition to the SBIR contract to fund our Phase 1 clinical study on ropidoxuridine in combination with RT for treatment of advanced gastrointestinal cancers; we have also been awarded two additional phase I SBIR contracts from the NIH to address prostate cancer health disparities and prostate cancer biomarker development.

Prostate Cancer Studies to Address Health Disparities

Prostate cancer health disparities studies have shown that African-American men are at higher risk for developing prostate cancer, as well as at higher risk of cancer specific death rates as compared to Caucasian American men. The causes of disparities have been attributed to socioeconomic differences, environmental exposures and biological factors. Most disparities studies have been population based, in part, due to the lack of relevant in vitro and in vivo models to support biological studies.

Shuttle has been awarded a Phase I SBIR contract entitled “Cell-based models for prostate cancer health disparity research” to develop African-American prostate cancer cell lines with donor matched normal prostate epithelial determine the feasibility of establishing 50 prostate cancer cell lines from African American men in a subsequent Phase II application for commercial cell distribution and reagent marketing through a private-public partnership.

Prostate Cancer Biomarker Development

Patients treated for prostate cancer may experience treatment related late effects that adversely affect quality of life and may prove life-threatening. Shuttle has been awarded a Phase I SBIR contract entitled “Predictive biomarkers for prostate cancer patient sensitivity for radiation late effects” to determine the technical and commercial feasibility of a biomarker panel predictive of radiation mediated late effects in patients treated for prostate cancer.

Through collaboration with Georgetown University, patients treated with SBRT for prostate cancers will be analyzed for urinary and rectal symptoms and their blood will be analyzed by mass spectroscopy for predictive biomarkers. The discovery and validation of metabolite panels to serve as a predictive biomarker of patient outcomes following radiation therapy will support future development and commercialization of a diagnostic product through a Phase II SBIR effort.

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Collaborative Arrangements

Once we have successfully completed Phase 1 and Phase 2 clinical trials of a potential product candidate, we intend to enter into a collaborative or strategic relationship with another pharmaceutical company or another third party to complete development of (including funding and/or conducting Phase 3 clinical trials), securing marketing approval for and manufacturing, marketing and otherwise commercializing the product candidate. Other than our exclusive option to license doranidazole from Pola Pharma, we have not entered into any collaborative arrangements with third parties and there can be no assurance that we will be able to do so on commercially reasonable terms or otherwise.

Intellectual Property

We invest significant amounts in research and development. Our research and development expenses were approximately $214,519 and $280,665 during the years ended December 31, 2015 and 2014, respectively, and $121,705 and $232,163 during the nine months ended September 30, 2016 and 2015, respectively.

We are seeking multifaceted protection for our intellectual property that includes licenses, confidentiality and non-disclosure agreements, copyrights, patents, trademarks and common law rights, such as trade secrets. We enter into confidentiality and proprietary rights agreements with our employees, consultants, collaborators, subcontractors and other third parties and generally control access to our documentation and proprietary information.

As of the date of this prospectus, we have filed four patent applications with the USPTO with respect to various aspects of our HDAC small molecule delivery platform and ropidoxuridine, our lead product candidate. In addition, upon exercising our option to license doranidazole from Pola Pharma, we will also obtain the U.S. rights to patents and patent applications filed by Pola Pharma with respect thereto.

Our strategy around protection of our proprietary technology, including any innovations and improvements, is to obtain worldwide patent coverage with a focus on jurisdictions that represent significant global pharmaceutical markets. Generally, patents have a term of twenty years from the earliest priority date, assuming that all maintenance fees are paid, no portion of the patent has been terminally disclaimed and the patent has not been invalidated. In certain jurisdictions, and in certain circumstances, patent terms can be extended or shortened. We are obtaining worldwide patent protection for at least novel molecules, composition of matter, pharmaceutical formulations, methods of use, including treatment of disease, methods of manufacture and other novel uses for the inventive molecules originating from our research and development efforts. We continuously assess whether it is strategically more favorable to maintain confidentiality for the “know-how” regarding a novel invention rather than pursue patent protection. For each patent application that is filed we strategically tailor our claims in accordance with the existing patent landscape around a particular technology.

There can be no assurance that an issued patent will remain valid and enforceable in a court of law through the entire patent term. Should the validity of a patent be challenged, the legal process associated with defending the patent can be costly and time consuming. Issued patents can be subject to oppositions, interferences and other third party challenges that can result in the revocation of the patent limit patent claims such that patent coverage lacks sufficient breadth to protect subject matter that is commercially relevant. Competitors may be able to circumvent our patents. Development and commercialization of pharmaceutical products can be subject to substantial delays and it is possible that at the time of commercialization any patent covering the product has expired or will be in force for only a short period of time following commercialization. We cannot predict with any certainty if any third party U.S. or foreign patent rights, other proprietary rights, will be deemed infringed by the use of our technology. Nor can we predict with certainty which, if any, of these rights will or may be asserted against us by third parties. Should we need to defend ourselves and our partners against any such claims, substantial costs may be incurred. Furthermore, parties making such claims may be able to obtain injunctive or other equitable relief, which could effectively block our ability to develop or commercialize some or all of our products in the U.S. and abroad, and could result in the award of substantial damages. In the event of a claim of infringement, we or our partners may be required to obtain one or more licenses from a third party. There can be no assurance that we can obtain a license on a reasonable basis should we deem it necessary to obtain rights to an alternative technology that meets our needs. The failure to obtain a license may have a material adverse effect on our business, results of operations and financial condition.

We also rely on trade secret protection for our confidential and proprietary information. No assurance can be given that we can meaningfully protect our trade secrets on a continuing basis. Others may independently develop substantially equivalent confidential and proprietary information or otherwise gain access to our trade secrets.

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It is our policy to require our employees and consultants, outside scientific collaborators, sponsored researchers and other advisors who receive confidential information from us to execute confidentiality agreements upon the commencement of employment or consulting relationships. These agreements provide that all confidential information developed or made known to these individuals during the course of the individual’s relationship with the company is to be kept confidential and is not to be disclosed to third parties except in specific circumstances. The agreements provide that all inventions conceived by an employee shall be the property of the company. There can be no assurance, however, that these agreements will provide meaningful protection or adequate remedies for our trade secrets in the event of unauthorized use or disclosure of such information.

Our success will depend in part on our ability to obtain and maintain patent protection, preserve trade secrets, prevent third parties from infringing upon our proprietary rights and operate without infringing upon the proprietary rights of others, both in the U.S. and other territories worldwide.

Manufacturing and Supply

We do not currently own or operate manufacturing facilities for the production of preclinical, clinical or commercial quantities of any of our product candidates. We currently use a number of our suppliers for the raw materials and formulation to meet the preclinical and any clinical requirements of our product candidates. We do not have a long term agreement with any of these parties and we believe alternative sources of supply exist. Notwithstanding the foregoing, if we exercise our option to license doranidazole, Pola Pharma will meet our supply requirements of this product candidate. However, there is a risk that, if supplies are interrupted, it would materially harm our business. We typically order raw materials and services on a purchase order basis and do not enter into long-term dedicated capacity or minimum supply arrangements.

We intend to enter into collaborations for the manufacture of our product candidates, with our collaborators assuming responsibility therefor. Manufacturing is subject to extensive regulations that impose various procedural and documentation requirements, which govern record keeping, manufacturing processes and controls, personnel, quality control and quality assurance, among others. Any collaborator or third party contract manufacturer we use would need to be compliant with cGMP. cGMP is a regulatory standard for the production of pharmaceuticals that will be used in humans.

Competition

The development and commercialization of drugs is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as technology being developed at universities and other research institutions. Our competitors have developed, are developing or will develop product candidates and processes competitive with our product candidates. Competitive therapeutic treatments include those that have already been approved and accepted by the medical community and any new treatments that enter the market. We believe that a significant number of products are currently under development, and may become commercially available in the future, for the treatment of conditions for which we may try to develop product candidates.

Many of our competitors have significantly greater financial, technical, manufacturing, marketing, sales and supply resources or experience than we have. If we successfully obtain approval for any product candidate, we will face competition based on many different factors, including the safety and effectiveness of our products, the ease with which our products can be administered and the extent to which patients accept relatively new routes of administration, the timing and scope of regulatory approvals for these products, the availability and cost of manufacturing, marketing and sales capabilities, price, reimbursement coverage and patent position. Competing products could present superior treatment alternatives, including by being more effective, safer, and less expensive or marketed and sold more effectively than any products we may develop. Competitive products may make any products we develop obsolete or noncompetitive before we recover the expense of developing and commercializing our product candidates. Such competitors could also recruit our employees, which could negatively impact our level of expertise and our ability to execute our business plan.

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Government Regulation and Product Approval

Governmental authorities in the U.S., at the federal, state and local level, and other countries extensively regulate, among other things, the research, development, testing, manufacture, labeling, packaging, promotion, storage, advertising, distribution, marketing and export and import of products such as those we are developing. Our product candidates must be approved by the FDA through the NDA process before they may be legally marketed in the U.S. and will be subject to similar requirements in other countries prior to marketing in those countries. The process of obtaining regulatory approvals and the subsequent compliance with applicable federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources.

U.S. government regulation

NDA approval processes

In the U.S., the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and implementing regulations. Failure to comply with the applicable U.S. requirements at any time during the product development or approval process, or after approval, may subject an applicant to administrative or judicial sanctions, any of which could have a material adverse effect on us. These sanctions could include:

•	refusal to approve pending applications;

•	withdrawal of an approval;

•	imposition of a clinical hold;

•	warning letters;

•	product seizures;

•	total or partial suspension of production or distribution; or

•	injunctions, fines, disgorgement, or civil or criminal penalties.

The process required by the FDA before a drug may be marketed in the U.S. generally involves the following:

•	completion of nonclinical laboratory tests, animal studies and formulation studies conducted according to GLPs or other applicable regulations;

•	submission to the FDA of an IND, which must become effective before human clinical trials may begin;

•	performance of adequate and well-controlled human clinical trials according to GCPs to establish the safety and efficacy of the product candidate for its intended use;

•	submission to the FDA of an NDA;

•	satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product candidate is produced to assess compliance with cGMPs to assure that the facilities, methods and controls are adequate to preserve the product candidate’s identity, strength, quality and purity; and

•	FDA review and approval of the NDA.

Once a pharmaceutical candidate is identified for development, it enters the preclinical or nonclinical testing stage. Nonclinical tests include laboratory evaluations of product chemistry, toxicity and formulation, as well as animal studies. An IND sponsor must submit the results of the nonclinical tests, together with manufacturing information and analytical data, to the FDA as part of the IND. Some nonclinical testing may continue even after the IND is submitted. In addition to including the results of the nonclinical studies, the IND will also include a protocol detailing, among other things, the objectives of the clinical trial, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated if the first phase lends itself to an efficacy determination. The IND automatically becomes effective thirty (30) days after receipt by the FDA, unless the FDA, within the thirty (30) day time period, places the IND on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before clinical trials can begin. A clinical hold may occur at any time during the life of an IND and may affect one or more specific studies or all studies conducted under the IND.

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All clinical trials must be conducted under the supervision of one or more qualified investigators in accordance with GCPs. They must be conducted under protocols detailing the objectives of the trial, dosing procedures, research subject selection and exclusion criteria and the safety and effectiveness criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND, and progress reports detailing the status of the clinical trials must be submitted to the FDA annually. Sponsors also must timely report to FDA serious and unexpected adverse reactions, any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigation brochure or any findings from other studies or animal or in vitro testing that suggest a significant risk in humans exposed to the drug. An institutional review board (IRB) at each institution participating in the clinical trial must review and approve the protocol before a clinical trial commences at that institution and must also approve the information regarding the trial and the consent form that must be provided to each research subject or the subject’s legal representative, monitor the study until completed and otherwise comply with IRB regulations.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined.

•	Phase 1—The product candidate is initially introduced into healthy human subjects and tested for safety, dosage tolerance, absorption, metabolism, distribution and elimination. In the case of some product candidates for severe or life-threatening diseases, such as cancer, especially when the product candidate may be inherently too toxic to ethically administer to healthy volunteers, the initial human testing is often conducted in patients.

•	Phase 2—Clinical trials are performed on a limited patient population intended to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.

•	Phase 3—Clinical trials are undertaken to further evaluate dosage, clinical efficacy and safety in an expanded patient population at geographically dispersed clinical study sites. These studies are intended to establish the overall risk-benefit ratio of the product and provide an adequate basis for product labeling.

Human clinical trials are inherently uncertain and Phase 1, Phase 2 and Phase 3 testing may not be successfully completed. The FDA or the sponsor may suspend a clinical trial at any time for a variety of reasons, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the product candidate has been associated with unexpected serious harm to patients.

During the development of a new product candidate, sponsors are given opportunities to meet with the FDA at certain points. These points may be prior to the submission of an IND, at the end of Phase 2 and before an NDA is submitted. Meetings at other times may be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date and for the FDA to provide advice on the next phase of development. Sponsors typically use the meeting at the end of Phase 2 to discuss their Phase 2 clinical results and present their plans for the pivotal Phase 3 clinical trial that they believe will support the approval of the new drug. If a Phase 2 clinical trial is the subject of discussion at the end of Phase 2 meeting with the FDA, a sponsor may be able to request a Special Protocol Assessment (“SPA”), the purpose of which is to reach agreement with the FDA on the Phase 3 clinical trial protocol design and analysis that will form the primary basis of an efficacy claim.

According to published guidance on the SPA process, a sponsor which meets the prerequisites may make a specific request for a SPA and provide information regarding the design and size of the proposed clinical trial. The FDA is supposed to evaluate the protocol within forty-five (45) days of the request to assess whether the proposed trial is adequate, which evaluation may result in discussions and a request for additional information. An SPA request must be made before the proposed trial begins, and all open issues must be resolved before the trial begins. If a written agreement is reached, it will be documented and made part of the record. The agreement will be binding on the FDA and may not be changed by the sponsor or the FDA after the trial begins except with the written agreement of the sponsor and the FDA or if the FDA determines that a substantial scientific issue essential to determining the safety or efficacy of the product candidate was identified after the testing began.

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Concurrent with clinical trials, sponsors usually complete additional animal safety studies and also develop additional information about the chemistry and physical characteristics of the product candidate and finalize a process for manufacturing commercial quantities of the product candidate in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and the manufacturer must develop methods for testing the quality, purity and potency of the product candidate. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its proposed shelf-life.

The results of product development, nonclinical studies and clinical trials, along with descriptions of the manufacturing process, analytical tests and other control mechanisms, proposed labeling and other relevant information are submitted to the FDA as part of an NDA requesting approval to market the product. The submission of an NDA is subject to the payment of user fees, but a waiver of such fees may be obtained under specified circumstances. The FDA reviews all NDAs submitted to ensure that they are sufficiently complete for substantive review before it accepts them for filing. It may request additional information rather than accept an NDA for filing. In this event, the NDA must be resubmitted with the additional information. The resubmitted application also is subject to review before the FDA accepts it for filing.

Once the submission is accepted for filing, the FDA begins an in-depth review. NDAs receive either standard or priority review. A drug representing a significant improvement in treatment, prevention or diagnosis of disease may receive priority review. The FDA may refuse to approve an NDA if the applicable regulatory criteria are not satisfied or may require additional clinical or other data. Even if such data are submitted, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval. The FDA reviews an NDA to determine, among other things, whether a product is safe and effective for its intended use and whether its manufacturing is cGMP-compliant. The FDA may refer the NDA to an advisory committee for review and recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving an NDA, the FDA will inspect the facility or facilities where the product is manufactured and tested.

Expedited review and approval

The FDA has various programs, including Fast Track, priority review and accelerated approval, which are intended to expedite or simplify the process for reviewing product candidates, or provide for the approval of a product candidate on the basis of a surrogate endpoint. Even if a product candidate qualifies for one or more of these programs, the FDA may later decide that the product candidate no longer meets the conditions for qualification or that the time period for FDA review or approval will be shortened. Generally, product candidates that are eligible for these programs are those for serious or life-threatening conditions, those with the potential to address unmet medical needs and those that offer meaningful benefits over existing treatments. For example, Fast Track is a process designed to facilitate the development and expedite the review of product candidates to treat serious or life-threatening diseases or conditions and fill unmet medical needs. Priority review is designed to give product candidates that offer major advances in treatment or provide a treatment where no adequate therapy exists an initial review within six months as compared to a standard review time of ten (10) months.

Although Fast Track and priority review do not affect the standards for approval, the FDA will attempt to facilitate early and frequent meetings with a sponsor of a Fast Track designated product candidate and expedite review of the application for a product candidate designated for priority review. Accelerated approval, which is described in Subpart H of 21 CFR Part 314, provides for an earlier approval for a new product candidate that is intended to treat a serious or life-threatening disease or condition and that fills an unmet medical need based on a surrogate endpoint. A surrogate endpoint is a laboratory measurement or physical sign used as an indirect or substitute measurement representing a clinically meaningful outcome. As a condition of approval, the FDA may require that a sponsor of a product candidate receiving accelerated approval perform post-marketing clinical trials.

In the Food and Drug Administration Safety and Innovation Act (“FDASIA”), the U.S. Congress encouraged the FDA to utilize innovative and flexible approaches to the assessment of product candidates under accelerated approval. The law required the FDA to issue related draft guidance within a year after the law’s enactment and also promulgate confirming regulatory changes. In June 2013, the FDA published a draft Guidance for Industry titled “Expedited Programs for Serious Conditions—Drugs and Biologics,” which provides guidance on FDA programs that are intended to facilitate and expedite development and review of new product candidates as well as threshold criteria generally applicable to concluding that a product candidate is a candidate for these expedited development and review programs.

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In addition to the Fast Track, accelerated approval and priority review programs discussed above, the FDA also provided guidance on a new program for Breakthrough Therapy designation. The FDA defines a Breakthrough Therapy as a drug that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. A drug designated as a Breakthrough Therapy is eligible for accelerated approval. The FDA must take certain actions, such as holding timely meetings and providing advice, intended to expedite the development and review of an application for approval of a Breakthrough Therapy. Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened. A request for Breakthrough Therapy designation should be submitted concurrently with, or as an amendment to an IND. FDA has already granted this designation to approximately thirty (30) new product candidates and has begun approving Breakthrough Therapy designated drugs.

Patent term restoration and marketing exclusivity

Depending upon the timing, duration and specifics of FDA approval of the use of our product candidates, some of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Act. The Hatch-Waxman Act permits a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of fourteen (14) years from the product candidate’s approval date. The patent term restoration period is generally one half of the time between the effective date of an IND and the submission date of an NDA, plus the time between the submission date of an NDA and the approval of that application. Only one patent applicable to an approved product candidate is eligible for the extension and the application for extension must be made prior to expiration of the patent. The USPTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration. In the future, we intend to apply for restorations of patent term for some of our currently owned or licensed patents to add patent life beyond their current expiration date, depending on the expected length of clinical trials and other factors involved in the submission of the relevant NDA.

Market exclusivity provisions under the FDCA also can delay the submission or the approval of certain applications. The FDCA provides a five-year period of non-patent marketing exclusivity within the U.S. to the first applicant to gain approval of an NDA for a new chemical entity. A product candidate is a new chemical entity if the FDA has not previously approved any other new product candidate containing the same active moiety, which is the molecule or ion responsible for the action of the product candidate substance. During the exclusivity period, the FDA may not accept for review an abbreviated new drug application (“ANDA”) or a 505(b)(2) NDA submitted by another company for another version of such product candidate where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement. The FDCA also provides three years of marketing exclusivity for an NDA, 505(b)(2) NDA or supplement to an approved NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example, for new indications, dosages or strengths of an existing product candidate. This three-year exclusivity covers only the conditions associated with the new clinical investigations and does not prohibit the FDA from approving ANDAs for product candidates containing the original active agent. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

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Orphan drug designation

Under the Orphan Drug Act, the FDA may grant orphan drug designation to product candidates intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the U.S. or more than 200,000 individuals in the U.S. and for which there is no reasonable expectation that the cost of developing and making available in the U.S. a product candidate for this type of disease or condition will be recovered from sales in the U.S. for that product candidate. Orphan drug designation must be requested before submitting an NDA. After the FDA grants orphan drug designation, the identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.

If a product candidate that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product candidate is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications to market the same product candidate for the same indication, except in very limited circumstances, for seven (7) years. Orphan drug exclusivity, however, could also block the approval of one of our product candidates for seven years if a competitor obtains approval of the same product candidate as defined by the FDA or if our product candidate is determined to be contained within the competitor’s product candidate for the same indication or disease.

Pediatric exclusivity and pediatric use

Under the Best Pharmaceuticals for Children Act (“BPCA”), certain product candidates may obtain an additional six months of exclusivity if the sponsor submits information requested in writing by the FDA (a “Written Request”) relating to the use of the active moiety of the product candidate in children. The FDA may not issue a Written Request for studies on unapproved or approved indications or where it determines that information relating to the use of a product candidate in a pediatric population, or part of the pediatric population, may not produce health benefits in that population.

In addition, the Pediatric Research Equity Act (“PREA”) requires a sponsor to conduct pediatric studies for most product candidates and biologics, for a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration. Under PREA, original NDAs, biologics license application and supplements thereto must contain a pediatric assessment unless the sponsor has received a deferral or waiver. The required assessment must assess the safety and effectiveness of the product candidate for the claimed indications in all relevant pediatric subpopulations and support dosing and administration for each pediatric subpopulation for which the product candidate is safe and effective. The sponsor or FDA may request a deferral of pediatric studies for some or all of the pediatric subpopulations. A deferral may be granted for several reasons, including a finding that the product candidate or biologic is ready for approval for use in adults before pediatric studies are complete or that additional safety or effectiveness data needs to be collected before the pediatric studies begin. After April 2013, the FDA must send a noncompliance letter to any sponsor that fails to submit the required assessment, keep a deferral current or fails to submit a request for approval of a pediatric formulation.

Post-approval requirements

Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements is not maintained or if problems occur after the product candidate reaches the market. Later discovery of previously unknown problems with a product candidate may result in restrictions on the product candidate or even complete withdrawal of the product candidate from the market. After approval, some types of changes to the approved product candidate, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further FDA review and approval. In addition, the FDA may require testing and surveillance programs to monitor the effect of approved product candidates that have been commercialized, and the FDA has the power to prevent or limit further marketing of a product candidate based on the results of these post-marketing programs.

Any product candidates manufactured or distributed by us pursuant to FDA approvals are subject to continuing regulation by the FDA, including, among other things:

•	record-keeping requirements;

•	reporting of adverse experiences with the product candidate;

•	providing the FDA with updated safety and efficacy information;

•	drug sampling and distribution requirements;

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•	notifying the FDA and gaining its approval of specified manufacturing or labeling changes; and

•	complying with FDA promotion and advertising requirements.

Drug manufacturers and other entities involved in the manufacture and distribution of approved product candidates are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and some state agencies for compliance with cGMP and other laws.

Regulation outside of the U.S.

In addition to regulations in the U.S., we will be subject to regulations of other countries governing any clinical trials and commercial sales and distribution of our product candidates. Whether or not we obtain FDA approval for a product, we must obtain approval by the comparable regulatory authorities of countries outside of the U.S. before we can commence clinical trials in such countries and approval of the regulators of such countries or economic areas, such as the European Union, before we may market products in those countries or areas. The approval process and requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from place to place, and the time may be longer or shorter than that required for FDA approval.

Under European Union regulatory systems, a company may submit marketing authorization applications either under a centralized or decentralized procedure. The centralized procedure, which is compulsory for medicines produced by biotechnology or those medicines intended to treat AIDS, cancer, neurodegenerative disorders or diabetes and is optional for those medicines which are highly innovative, provides for the grant of a single marketing authorization that is valid for all European Union member states. The decentralized procedure provides for mutual recognition of national approval decisions. Under this procedure, the holder of a national marketing authorization may submit an application to the remaining member states. Within ninety (90) days of receiving the applications and assessments report, each member state must decide whether to recognize approval. If a member state does not recognize the marketing authorization, the disputed points are eventually referred to the European Commission, whose decision is binding on all member states.

As in the U.S., we may apply for designation of a product candidate as an orphan drug for the treatment of a specific indication in the European Union before the application for marketing authorization is made. Orphan drugs in Europe enjoy economic and marketing benefits, including up to ten years of market exclusivity for the approved indication unless another applicant can show that its product is safer, more effective or otherwise clinically superior to the orphan-designated product.

Reimbursement

Sales of our products will depend, in part, on the extent to which the costs of our products will be covered by third-party payors, such as government health programs, commercial insurance and managed healthcare organizations. These third-party payors are increasingly challenging the prices charged for medical products and services. Additionally, the containment of healthcare costs has become a priority of federal and state governments and the prices of drugs have been a focus in this effort. The U.S. government, state legislatures and foreign governments have shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our net revenue and results. If these third-party payors do not consider our products to be cost-effective compared to other therapies, they may not cover our products after approved as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell our products on a profitable basis.

The Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“MMA”) imposed new requirements for the distribution and pricing of prescription drugs for Medicare beneficiaries. Under Part D, Medicare beneficiaries may enroll in prescription drug plans offered by private entities which will provide coverage of outpatient prescription drugs. Part D plans include both stand-alone prescription drug benefit plans and prescription drug coverage as a supplement to Medicare Advantage plans. Unlike Medicare Part A and B, Part D coverage is not standardized. Part D prescription drug plan sponsors are not required to pay for all covered Part D drugs, and each drug plan can develop its own drug formulary that identifies which drugs it will cover and at what tier or level. However, Part D prescription drug formularies must include drugs within each therapeutic category and class of covered Part D drugs, though not necessarily all the drugs in each category or class. Any formulary used by a Part D prescription drug plan must be developed and reviewed by a pharmacy and therapeutic committee. Government payment for some of the costs of prescription drugs may increase demand for our products for which we receive marketing approval. However, any negotiated prices for our products covered by a Part D prescription drug plan will likely be lower than the prices we might otherwise obtain. Moreover, while the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own payment rates. Any reduction in payment that results from the MMA may result in a similar reduction in payments from non-governmental payors.

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The American Recovery and Reinvestment Act of 2009 provides funding for the federal government to compare the effectiveness of different treatments for the same illness. A plan for the research will be developed by the Department of Health and Human Services, the Agency for Healthcare Research and Quality and the National Institutes for Health, and periodic reports on the status of the research and related expenditures will be made to the U.S. Congress. Although the results of the comparative effectiveness studies are not intended to mandate coverage policies for public or private payors, it is not clear what effect, if any, the research will have on the sales of any product, if any such product or the condition that it is intended to treat is the subject of a study. It is also possible that comparative effectiveness research demonstrating benefits in a competitor’s product could adversely affect the sales of our product candidates. If third-party payors do not consider our products to be cost-effective compared to other available therapies, they may not cover our products as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell our products on a profitable basis.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, collectively referred to as the “ACA,” enacted in March 2010, had a significant impact on the health care industry by expanding coverage for the uninsured. With regard to pharmaceutical products, among other things, ACA is expanded and increased industry rebates for drugs covered under Medicaid programs and made changes to the coverage requirements under the Medicare Part D program. The administration and Congress which will take office in January 2017, has pledged to repeal and replace the ACA, largely because of significantly increasing health insurance premiums and decreasing participation by members of the insurance companies. We cannot predict the impact of any repeal, replacement or modifications which may be enacted.

In addition, in some non-U.S. jurisdictions, the proposed pricing for a product candidate must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the European Union provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. A member state may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our product candidates. Historically, product candidates launched in the European Union do not follow price structures of the U.S. and generally tend to be significantly lower.

Environment

Our third party manufacturers are subject to inspections by the FDA for compliance with cGMP and other U.S. regulatory requirements, including U.S. federal, state and local regulations regarding environmental protection and hazardous and controlled substance controls, among others. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. We have incurred, and may continue to incur, significant expenditures to ensure we are in compliance with these laws and regulations. We would be subject to significant penalties for failure to comply with these laws and regulations.

Sales and Marketing

Our current focus is on the development of our existing portfolio, the completion of clinical trials and, if and where appropriate, the registration of our product candidates. We currently do not have marketing, sales and distribution capabilities. If we receive marketing and commercialization approval for any of our product candidates, we intend to market the product either directly or through collaborations, strategic alliances and distribution agreements with third parties. The ultimate implementation of our strategy for realizing the financial value of our product candidates is dependent on the results of clinical trials for our product candidates, the availability of funds and the ability to negotiate acceptable commercial terms with third parties.

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Employees

As of the date of this prospectus, we had six employees, including certain of our executive officers, four of whom are engaged in research and development and two in administration. We consider our relationship with our employees to be good.

Facilities

Our corporate headquarters are located in Rockville, Maryland, where we lease shared access to office space and reception services and our research and development activities are performed in approximately 800 square feet of laboratory space and a 400 square office located in Germantown, Maryland. All of such space is leased from a non-affiliated third party pursuant to leases expiring in July 2017, which provide for an aggregate monthly rental of $3,807.

We believe that our existing facilities are adequate for our current needs and have sufficient laboratory space to house additional scientists as we grow. When our lease expires, we may exercise our renewal options or look for additional or alternate space for our operations. We believe that suitable additional or alternative space will be available in the future on commercially reasonable terms.

Legal Proceedings

Currently there are no legal proceedings pending or threatened against us.

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MANAGEMENT

Directors and Executive Officers

Our directors and executive officers and their respective ages and titles are as follows:

Name	Age	Position(s) and Office(s) Held

Anatoly Dritschilo, M.D.	72	Chairman of the Board and Chief Executive Officer

Peter Dritschilo, M.D.	47	President and Chief Financial Officer

Milton Brown, M.D., Ph.D.	51	Chief Scientific Officer for Chemistry and Director

Mira Jung, Ph.D.	67	Chief Scientific Officer for Biology and Director

Theodore L. Phillips, Ph.D.	83	Clinical Director

Michael J. Starkweather	33	Vice President, Business Development

Set forth below is a brief description of the background and business experience of our directors and executive officers.

Anatoly Dritschilo, M.D., is a co-founder of the Company and has served as Chairman of the Board and Chief Executive Officer since formation in December 2012. Dr. Dritschilo is a radiation oncologist, who has held leadership positions at Georgetown University Medical School in Washington, D.C. since 1979, including, Department Chair from 1980 to 2016; Chief of Radiation Oncology at MedStar-Georgetown University Hospital from 2005 to 2016; Medical Director of Georgetown University Hospital from 1994 to 1997; and Interim Director of the NCI-funded Lombardi Comprehensive Cancer Center from 2005 to 2007. His pharmaceutical experience includes the design, performance and reporting of clinical trials using radiation and chemotherapy. He was a founding director of Oncomed (Neopharm). His 200+ scientific publications and 12 issued patents have earned him election as a Fellow of the National Academy of Inventors. Dr. Dritschilo holds a BS degree in Chemical Engineering from the University of Pennsylvania and his medical degree from the College of Medicine of New Jersey.

Peter Dritschilo has served as our President and Chief Financial Officer since we were formed in December 2012. He has over 15 years of business management experience in medical services and cancer treatment. He has held administrative positions with Medstar-RadAmerica from 2001 to 2005, Georgetown University 2005 to 2006, Prince William Hospital and the Fauquier Hospital 2006 to 20011 and Inova Health System from 2011 to 2016. Mr. Dritschilo graduated from Georgetown University and received his MBA from the George Washington University. His experience in the technical aspects of Radiation Oncology, as well as business management experience in administering free-standing and hospital based clinical departments provides a unique understanding of the roles of cancer radiation sensitizers and normal tissues protectors.

Milton Brown, M.D., Ph.D., a co-founder of the Company, has served as our Chief Scientific Officer for Chemistry and as a member of our board of directors since we were formed in December 2012. Since 2012, Dr. Brown has served as Director of the Drug Discovery Center at Georgetown University Medical School and since 2010, he has been the principal investigator of the NIH/NCI funded Chemical Diversity Center. He brings to Shuttle 15 years of experience in drug discovery with over 80 publications and eight issued patents, including discovery of novel HDAC inhibitors. His government committee service includes membership on the NIH Experimental Therapeutics Study Section, the NIH Drug Discovery and Molecular Pharmacology Study Section and scientific counselor to the U.S. Secretary of Health. Dr. Brown holds a Ph.D. in synthetic chemistry from University of Alabama, and an MD from the University of Virginia.

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Mira Jung, Ph.D., a co-founder of the Company, has served as our Chief Scientific officer for Biology and as a member of our board of directors since we were formed in December 2012. Since 2005, Dr. Jung has served as Professor of Radiation Medicine and Microbiology at Georgetown University Medical School, with over 20 years of experience in molecular radiation biology research. She is an expert in mechanisms of radiation resistance and on the roles of HDAC inhibitors in modifying the radiation response. Dr. Jung’s research has been funded by NIH and the DOD for research leading to 90 publications and six issued patents, including the first reports of HCAC inhibitor drug classes modifying cancer cell radiation resistance and protecting normal tissues from radiation damage. Dr. Jung holds an MA degree and a PhD in Microbiology and Molecular Virology from the University of Kansas.

Theodore L. Phillips, M.D., has served as Clinical Director since 2013 and has held positions of Chair of the Department of Radiation Oncology (from1978 to 1998) and Associate Director (from 1996 to 1999), of the UCSF Cancer Center at the University of California at San Francisco. He is highly experienced in radiation oncology clinical trials of hypoxic radiation sensitizers. Dr. Phillips serves as the principal investigator for the for the Phase 1 clinical trial of ropidoxuridine being undertaken pursuant to our SBIR contract. He previously served as Associate Director of the Northern California Oncology Group from 1983-1990, president of the American Society of Therapeutic Radiation Oncologists from 1984 to 1985, and is an elected member of the Institute of Medicine of the National Academy of Science. Dr. Phillips holds a BS degree from Dickinson College in Carlisle, Pennsylvania and a MD from the University of Pennsylvania.

Michael J. Starkweather joined the Company as its Vice President, Business Development in 2016. He served as an administrative sergeant in the United States Army from 2004 to 2008 and developed his initial business experience in the fitness industry both while on active duty and subsequent thereto. In 2011, he founded CHMS, LLC, a consulting firm focused on building sustainable growth for emerging companies while acquiring private funding and currently serves as its senior partner.

Family Relationships

Dr. Anatoly Dritschilo and Peter Dritschilo are father and son. Mira Jung and Gene Jung are mother and son. There are no other family relationships among our directors and executive officers.

Terms of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders and until a successor is appointed and qualified, or until their removal, resignation, or death.  Executive officers serve at the pleasure of the board of directors.

Director Independence

At present, none of our directors are “independent” as defined under NYSE MKT listing standards and Rule 10A-3(b)(1) under the Exchange Act. In order to list our shares of common stock for trading on NYSE MKT, we will need to expand our board of directors so that at least 50% (assuming we meet the definition of “smaller reporting company”), if not a majority of our directors are “independent.” Accordingly, prior to effectiveness of the registration statement of which this prospectus forms a part, we intend to expand our board of directors to include such number of additional members who meet the independence criteria.to allow us to meet the NYSE MKT listing standards

Board Committees

General

Prior to effectiveness of the registration statement of which this prospectus forms a part, our board of directors will establish three committees, an audit committee, a compensation committee and a nominating and corporate governance committee. The members of each committee will be “independent” as defined under NYSE MKT listing standards and Rule 10A-3(b)(1). Moreover, at least one member of the audit committee will qualify as an “audit committee financial expert” as the term is defined under NYSE MKT listing standards and applicable rules and regulations of the SEC, based on their respective business professional experience in the financial and accounting fields.

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Audit Committee

The audit committee will assist our board of directors in its oversight of the Company’s accounting and financial reporting processes and the audits of the company’s financial statements, including (a) the quality and integrity of the Company’s financial statements (b) the company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence and (d) the performance of the Company’s internal audit functions and independent auditors, as well as other matters which may come before it as directed by the board of directors. Further, the audit committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

•	be responsible for the appointment, compensation, retention, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	discuss the annual audited financial statements and the quarterly unaudited financial statements with management and the independent auditor prior to their filing with the SEC in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•	review with the Company’s management on a periodic basis (i) issues regarding accounting principles and financial statement presentations, including any significant changes in our company’s selection or application of accounting principles; and (ii) the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company;

•	monitor the Company’s policies for compliance with federal, state, local and foreign laws and regulations and the Company’s policies on corporate conduct;

•	maintain open, continuing and direct communication between the board of directors, the audit committee and our independent auditors; and

•	monitor our compliance with legal and regulatory requirements and shall have the authority to initiate any special investigations of conflicts of interest, and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act, as may be warranted.

Compensation Committee

The compensation committee will aid our board of directors in meeting its responsibilities relating to the compensation of the Company’s executive officers and to administer all incentive compensation plans and equity-based plans of the Company, including the plans under which Company securities may be acquired by directors, executive officers, employees and consultants. Further, the compensation committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

•	review periodically our Company’s philosophy regarding executive compensation to (i) ensure the attraction and retention of corporate officers; (ii) ensure the motivation of corporate officers to achieve the Company’s business objectives; and (iii) align the interests of key management with the long-term interests of the Company’s shareholders;

•	review and approve corporate goals and objectives relating to chief executive officer compensation and other executive officers of Shuttle;

•	make recommendations to the board of directors regarding compensation for non-employee directors, and review periodically non-employee director compensation in relation to other comparable companies and in light of such factors as the compensation committee may deem appropriate; and

•	review periodically reports from management regarding funding the Company’s pension, retirement, long-term disability and other management welfare and benefit plans.

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Nominating and Corporate Governance Committee

The nominating and corporate governance committee will recommend to the board of directors individuals qualified to serve as directors and on committees of the board of directors to advise the board of directors with respect to the board of directors composition, procedures and committees to develop and recommend to the board of directors a set of corporate governance principles applicable to the Company; and to oversee the evaluation of the board of directors and Shuttle’s management.

Further, the nominating and corporate governance committee, to the extent it deems necessary or appropriate, among its several other responsibilities shall:

•	recommend to the board of directors and for approval by a majority of independent directors for election by shareholders or appointment by the board of directors as the case may be, pursuant to our bylaws and consistent with the board of director’s evidence for selecting new directors;

•	review the suitability for continued service as a director of each member of the board of directors when his or her term expires or when he or she has a significant change in status;

•	review annually the composition of the board of directors and to review periodically the size of the board of directors;

•	make recommendations on the frequency and structure of board of directors meetings or any other aspect of procedures of the board of directors;

•	make recommendations regarding the chairmanship and composition of standing committees and monitor their functions;

•	review annually committee assignments and chairmanships;

•	recommend the establishment of special committees as may be necessary or desirable from time to time; and

•	develop and review periodically corporate governance procedures and consider any other corporate governance issue.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. This document will be made available in print, free of charge, to any shareholder requesting a copy in writing from our Secretary at our executive offices in Rockville, Maryland. A copy of our code of ethics is available on our website at www.shuttlepharma.com.

Board of Directors Role in Risk Oversight

Members of the board of directors have periodic meetings with management and the Company’s independent auditors to perform risk oversight with respect to the Company’s internal control processes. The Company believes that the board’s role in risk oversight does not materially affect the leadership structure of the Company.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Chief Executive Officer, Chief Financial Officer and our other executive officers for 2015 and 2014.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards (#)	Option Awards (#)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Anatoly
Dritschilo M.D.,
CEO	2015	18,960	0	0	0	0	0	0	18,960
	2014	2,084	0	0	0	0	0	0	2,084

Peter Dritschilo,
President/CFO	2015	6,015	0	0	0	0	0	0	6,015
	2014	0	0	0	0	0	0	0	0

Milton Brown,
M.D., Ph.D.,
Chief Scientific
Officer-
Chemistry	2015	0	0	0	0	0	0	0	0
	2014	0	0	0	0	0	0	0	0

Mira Jung, Ph.D.,
Chief Scientific
Officer-Biology	2015	0	0	0	0	0	0	0	0
	2014	0	0	0	0	0	0	0	0

Theodore L.
Phillips, Ph.D.,
Clinical Director	2015	79,818	0	0	0	0	0	0	79,818
	2014	22,997	0	0	0	0	0	0	22,997

Employment Agreements

The Company has “at will” employment agreements with two executive officers, Dr. Theodore L. Phillips and Michael Starkweather. Under the employment agreements, Dr. Phillips and Mr. Starkweather devote 51% and 20% of their respective working time to the affairs of the Company, in exchange for which they are compensated at the rates of $92,500 and $20,000 respectively, reflecting the proration of their respective working time. The employment agreements contain confidentiality, intellectual property assignment and non-competition provisions.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers.

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Director Compensation

It is anticipated that our non-employee directors will be compensated with options to purchase common stock or awards of common stock as determined by the compensation committee. In addition, non-employee directors will also reimbursed for out-of-pocket costs incurred in connection with attending meetings.

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2016 Incentive Stock Plan

Our 2016 Incentive Stock Plan provides for equity incentives to be granted to our employees, executive officers or directors or to key advisers or consultants.  Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying shares as determined pursuant to the 2016 Incentive Stock Plan, restricted stock awards, other stock based awards, or any combination of the foregoing.  The 2016 Incentive Stock Plan is administered by the compensation committee, or alternatively, if there is no compensation committee, the board of directors.  7,500,000 shares of our common stock are reserved for issuance pursuant to the exercise of awards under the 2016 Incentive Stock Plan.  The number of shares so reserved automatically adjusts upward on January 1 of each year, so that the number of shares covered by the 2016 Incentive Stock Plan is equal to 15% of our issued and outstanding common stock. No awards are outstanding as of the date of this prospectus.

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PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our common stock by each director and executive officer, by each person known by us to beneficially own 5% or more of the our common stock and by directors and executive officers as a group.  Unless otherwise stated, the address of the persons set forth in the table is c/o the Company, 1 Research Court, Suite 450, Rockville, Maryland 20850.

Names and addresses	Number of shares of		Percentage of class
of	common stock		beneficially owned (%)
beneficial owners	beneficially owned (#)		Before Offering	After Offering(1)

Directors and executive officers:

Anatoly Dritschilo, M.D.	29,250,000	(2)	65.0	59.1

Peter Dritschilo	0		0.0	0.0

Milton Brown, M.D., Ph.D.	6,750,000		15.0	13.6

Mira Jung, Ph.D.	6,750,000	(3)	15.0	13.6

Theodore L. Phillips, Ph.D.	0		0.0	0.0

Michael J. Starkweather	0		0.0	0.0

All directors and officers as a group (six persons)	42,750,000	(2)	100.0	86.4

Other 5% percent beneficial owners:

Joy Dritschilo	29,250,000	(2)	65.0	59.1

Gene Jung	2,250,000		5.0	4.5

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(1)	Gives pro forma effect to the sale of all 4,500,000 shares offered hereby and the conversion of $125,250 in principal amount of our outstanding Convertible Notes into 22, 270 shares of our common stock.
(2)	Includes 6,750,000 shares of our common stock held of record by Dr. Anatoly Dritschilo and 22,500,000 shares of common stock held of record by Joy Dritschilo, his spouse.
(3)	Includes 6,750,000 shares of our common stock held of record by Dr. Mira Jung.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

On August 15, 2016, the Company received a loan from Joy Dritschilo, our principal shareholder in the amount of $50,000. The loan matures on August 14, 2017, bears interest at 5% per annum and requires monthly payments of $4,280.37. As of September 30, 2016, the principal amount of the loan was reduced to $45,928.

On November 22, 2013, the Company made a loan to Dr. Milton Brown, Chief Scientific Officer for Chemistry, in the amount of $75,000. The loan is repayable in monthly installments of $2,248 including interest at 5% per annum through December 1, 2016 when the loan will be fully repaid. As of September 30, 2016, the outstanding principal amount of the loan was $4,912. The loan was made to Dr. Milton Brown in connection with his recruitment to serve as Chief Scientific Officer.

Review, Approval and Ratification of Related Party Transactions

All related party transactions are subject to the review, approval or ratification of our board of directors or an appropriate committee thereof.

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DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 and 5,000,000 shares of preferred stock, par value $0.01.

Common Stock

As of the date of this prospectus, 45,000,000 shares of common stock are issued as outstanding.  The shares of common stock presently outstanding are, and the shares of common stock in this Offering, when issued and paid for as contemplated herein, will be, fully paid and non-assessable.  Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders.  In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding.  The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

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Preferred Stock

Our board of directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series.  While our Articles of Incorporation and bylaws do not contain any provisions that may delay, defer or prevent a change in control, the issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult. No shares of preferred stock are outstanding as of the date of this prospectus.

Anti-takeover Effect of Certain Provisions of Maryland Law

General

The business combination provisions and the control share acquisition provisions of the MGCL could delay, defer or prevent a transaction or a change in the control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Business Combinations

Under the MGCL, “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the outstanding voting stock of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price, as defined in the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested shareholder becomes an interested shareholder.

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Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

NYSE MKT Listing

We intend to apply to have the shares of common stock listed on NYSE MKT, subject to our sale of a sufficient number of shares in the Offering to meet the listing requirements of NYSE MKT. There can be no assurance that an application for listing the shares on NYSE MKT or on any other market will be approved.

Transfer Agent

Following effectiveness of this registration statement of which this prospectus forms a part, we intend to appoint VStock Transfer, LLC, Woodmere, New York, as transfer agent for our common stock.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock, and we cannot assure you that a liquid trading market for our common stock will develop or be sustained after this offering.

Commencing ninety (90) days after the date of this prospectus, the 45,000,000 shares of our common stock outstanding as of the date of this prospectus, will be eligible for sale in the public market from time to time thereafter pursuant to Rule 144 under the Securities Act, and in some cases, subject to the volume and other restrictions of Rule 144. In addition, the 22,270 shares of common stock issuable upon conversion of our $120,250 in principal amount of our outstanding Convertible Notes will similarly be eligible for public sale commencing in February 2017. Further, we have 7,500,000 shares reserved for issuance under our 2016 Incentive Stock Plan. The sale of a significant number of shares of our common stock in the public market or the perception that such sales may occur could significantly reduce the market price of our common stock.

Rule 144

In general, under Rule 144 under the Securities Act, beginning ninety (90) days after the effective date of the registration statement of which this prospectus is a part, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six (6) months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six (6) months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through NYSE MKT or such other market on which our shares of common stock are listed for trading during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

2016 Incentive Stock Plan

We intend to file with the SEC a registration statement under the Securities Act covering the shares of common stock that we may issue upon exercise of awards which may be granted under out 2016 Incentive Stock Plan. Such registration statement is expected to be filed and become effective as soon as practicable after the effectiveness of this registration statement. Accordingly, shares registered under such registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume and manner of sale limitations, if applicable.

PLAN OF DISTRIBUTION

Terms of the Offering

The Offering is a direct public offering being conducted on a “best efforts, self-underwritten” basis, which means (a) no minimum number of shares need be subscribed for in order for the Company to consummate the sale of any of the shares and utilize the proceeds therefrom; and (b) the Company will not use the services of an underwriter and our executive officers and directors will attempt to sell the shares directly to investors. Notwithstanding the foregoing, the Company does not intend to consummate the sale of any shares until it has received subscriptions and payment for at least 1,125,000 shares ($9,000,000) and will maintain subscription proceeds in a segregated account until such time. Thereafter, however, subscription proceeds will be paid directly to the Company and will not be held in a segregated or escrow account. Our executive officers and directors will not receive commissions or any other remuneration from any such sales.

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In offering the shares on our behalf, our executive officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our executive officers and directors meet the conditions of the Rule 3a4-1 exemption, as: (a) they are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (b) they will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (c) they will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and directors: (a) at the end of the offerings, will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities; (b) are not, nor have been within the preceding twelve (12) months, a broker or dealer, and they are not, nor have they been within the preceding twelve (12) months, an associated person of a broker or dealer; and (c) they have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve (12) months and they have not and will not participate in selling an offering of securities for any issuer more than once every twelve (12) months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale, an exemption from such registration is available, or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

The shares will be offered for sale for a period of one hundred and eighty (180) days from the date of this prospectus, unless extended by our board of directors for period or periods of up to an aggregate of an additional one hundred and eighty (180) days.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must:

•	execute and deliver a Share Purchase Agreement; and

•	deliver the subscription price to the Company by cashier’s check or wire transfer of immediately available funds.

The Share Purchase Agreement requires you to disclose your name, address, social security number, telephone number, email address, number of shares you are purchasing, and the price you are paying for your shares.

Acceptance of Subscriptions

Upon the Company’s acceptance of a subscription and receipt of full payment, and subject to the timing qualification set forth above, the Company shall countersign the Share Purchase Agreement and issue a stock certificate along with a copy of the Share Purchase Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within three (3) business days after we receive them.

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LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Gutierrez Bergman Boulris, P.L.L.C., Coral Gables, Florida.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration have so been included in reliance upon the report of Paritz and Company, P.A., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E. Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our Amended and Restated Articles of Incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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SHUTTLE PHARMACEUTICALS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Shuttle Pharmaceuticals, LLC.

We have audited the accompanying balance sheets of Shuttle Pharmaceuticals, LLC as of December 31,2015 and 2014 and the related statements of operations, changes in members’ equity and cash flows for the years ended December 31, 2015 and 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shuttle Pharmaceuticals, LLC as of December 31,2015 and 2014, and the results of its operations and cash flows for the years ended December 31, 2015 and 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As discussed in Note 2 the Company has losses from operations and has an accumulated deficit of $730,268 at December 31, 2015. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. Management plans are also discussed in Note 2.The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey

November 14, 2016

Shuttle Pharmaceuticals, LLC.

Balance Sheets

	December 31,
	2015	2014
Assets

Current Assets
Cash and Cash Equivalents	$128,837	$106,957
Contract Receivable	46,648	22,706
Note Receivable-Related Party	24,728	50,160

Total Current Assets	200,213	179,823

Property and Equipment, net	54,096	72,572

Total Assets	$254,309	$252,395

Liabilities and Members’ Equity

Current Liabilities
Accrued Expenses	4,577	12,672

Current Liabilities and Total	4,577	12,672

Members’ Equity
Members’ Contributions	980,000	680,000
Accumulated Deficit	(730,268)	(440,277)
Total Members’ Equity	249,732	239,723

Total Liabilities and Members’ Equity	$254,309	$252,395

The Accompanying Notes are an Integral Part of the Financial Statements

Shuttle Pharmaceuticals, LLC.

Statements of Operations

	For the Years ended December 31,
	2015	2014
Revenue	$-	$-
Operating expenses
Research and Development-Net of Contracts	214,519	280,665

General and administrative	77,140	51,258
Total operating expenses	291,659	331,923

Loss from Operations	(291,659)	(331,923)

Other Income
Interest Income-related party	1,668	3,389

Net loss	(289,991)	(328,534)

The Accompanying Notes are an Integral Part of the Financial Statements

Shuttle Pharmaceuticals, LLC.

Statement of Changes in Member Equity

	Member Contributions	Accumulated Deficit	Total
Balance-January 1, 2014	$280,000	$(111,743)	$168,257
Member Contributions	$400,000		400,000
Net Loss		(328,534)	(328,534)
Balance December 31, 2014	$680,000	$(440,277)	$239,723
Member Contributions	300,000		300,000
Net Loss		(289,991)	(289,991)
Balance-December 31, 2015	$980,000	$(730,268)	$249,732

The Accompanying Notes are an Integral Part of the Financial Statements

Shuttle Pharmaceuticals, LLC.

Statements of Cash Flows

	For the Years Ended December 31,
	2015	2014
Cash flows from operating activities:
Net Loss	$(289,991)	$(328,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	18,476	18,476
Change in Operating Assets and Liabilities
Contract Receivable	(23,942)	(22,706)
Accrued Expenses	(8,095)	7,026

Net cash used in operating activities	(303,552)	(325,738)

Cash flow from investing activities:
Repayment of note receivable-related party	25,432	24,839
Net cash provided by investing activities	25,432	24,839

Cash flow from financing activities
Member Contributions	300,000	400,000
Net cash provided by financing activities	300,000	400,000

Net increase in cash and cash equivalents	21,880	99,101
Cash and cash equivalents at beginning of year	106,957	7,856

Cash and cash equivalents at end of year	$128,837	$106,957

Supplemental Disclosure of Cash Flow Information:
Cash paid during year for interest	$0	$0
Cash paid during year for taxes	$0	$0

The Accompanying Notes are an Integral Part of the Financial Statements

Shuttle Pharmaceuticals, LLC.

Notes to Financial Statements

Note 1 Nature of Organization

Operations

Shuttle Pharmaceuticals, LLC, was formed in the State of Maryland on December 18, 2012. The Company’s primary purpose is the development and commercialization of unique drugs for the sensitization of cancers and protection of normal tissues, to improve the outcomes of cancer patients receiving radiation therapy. The company has a product (ropidoxuridine) for use with radiation therapy which is the subject of a Small Business Innovation Research (SBIR) contract with the National Cancer Institute (NCI), a unit of the National Institutes of Health. The company also has obtained an option to rights to a product (doranidazole) for use with radiosurgery, developed by Pola Pharma, a Japanese Pharmaceutical company.

The Company is in the development stage, requiring substantial capital for research, product development and market development activities. The Company has not marketed a commercial product and the Company’s proposed products will require successful clinical testing, regulatory approval and additional investment prior to commercialization. The future success of the Company is dependent on its ability to raise working capital to develop and eventually to manufacture and market its products. There is no assurance that the Company will be able to secure the necessary financing or regulatory approvals to attain successful future operations. Therefore, the predictability of the Company’s future is uncertain.

Note 2 Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has losses from operations and has an accumulated deficit of $730,268 as of December 31, 2015. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management will seek potential business opportunities for merger or acquisition of an existing company. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and that of its Board of Directors in accomplishing the business purposes of the Company. Management began in the fourth quarter of 2015 to form new capital in the form of an SEC Regulation D, Rule 506 Private Placement in the amount of 105,000,000 offering shares.

Note 3 Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Development Stage Company

The company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The company is devoting substantially all of its efforts to the development of its business plans. The company has elected to adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Cash and cash equivalents

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Equipment is depreciated using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are expensed as incurred.

Research and Development Expenses

Research and development expenses are charges to expense as incurred. Research and development expenses include, but are not limited to, product development, clinical and regulatory expenses, payroll and other personnel expenses, materials, supplies, and consulting costs.

These expenses are assigned to the clinical project to develop ropidoxuridine in combination with radiation therapy. The SBIR contract covers much of the Phase I clinical trial in advanced GI malignancies.

The research expenses are assigned to the clinical project to develop ropidoxuridine in combination with radiation therapy as a treatment for cancer. Costs that are not covered by the SBIR contract for performing the Phase I contract to determine commercialization feasibility included partial salary support of personnel and consultant to develop a commercialization plan. Costs that are not covered in the Phase II contract effort include business development and partial salary support.

Research expenses related to new drug discovery include partial support of personnel, space, supplies and legal costs. These are preclinical studies and have led to discovery of the candidate lead ATM/HDACi bifunctional agent, an HDAC6 inhibitor and novel formulations of IUdR and IPdR.

The Company has received a contract from the Department of Health and Human Services to assist with the clinical development of IPdR for radiosensitization. The Company recognizes the amounts received in regards to the contract at fair value when there is reasonable assurance that the contract amount will be received and it is probable that all attaching conditions will be complied with. The Company recognizes the amounts received in accordance with the contract as a reduction of research and development expenses over the periods necessary to match the contract on a systematic basis to the costs that it is intended to compensate. The Company recorded on the balance sheet as contract receivable upon meeting the criteria discussed above until cash is received.  During the years ended December 31, 2015 and 2014, the Company recorded $281,913 and $70,699 in accordance with the contract, which have been recorded as a reduction of research and development expense in the accompanying statement of operations.

Fair Value of Financial Instruments

The carrying amounts of financial instruments such as cash equivalents and accrued expenses approximate the related fair values due to the short-term maturities of these instruments.

The fair value of financial assets and liabilities is measured under a three-tier fair value hierarchy as follows: Level 1 fair value is determined from observable, quoted prices in active markets for identical assets or liabilities. Level 2 fair value is determined from quoted prices for similar items in active markets or quoted prices for identical or similar items in markets that are not active. Level 3 fair value is determined using the entity’s own assumptions about the inputs that market participants would use in pricing an asset or liability.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to the estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge will be recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairments of long-lived assets during years presented.

Income Taxes

No provision for income taxes is made since the Company is treated as a partnership for income tax purposes and the income or loss is passed through to its members.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions.

Recently Issued Accounting Pronouncements

On June 10, 2014, FASB issued ASU No. 2014-10, Development Stage Entities. The update removes the definition of a development stage entity from FASB ASC 915 and eliminates the requirement for development stage entities to present inception-to-date information on the statements of operations, cash flows and members’ equity. The Company early adopted this standard for the period covered herein.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The amendments require management to perform interim and annual assessments of an entity’s ability to continue as a going concern and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. The standard applies to all entities and is effective for annual and interim reporting periods ending after December 15, 2016, with early adoption permitted. The Company is currently evaluating the impact that this new guidance will have on its financial statements.

Other than as noted above the Company has not implemented any pronouncements that had material impact on the financial statements and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 4 Property and Equipment

The equipment is being depreciated on the straight-line bases over the estimated useful lives of the asset of 4-5 years.

Property and equipment consisted of the following:

	December 31,
	2015	2014
Office Furniture and equipment	$6,261	6,261
Laboratory equipment	86,967	86,967

Less: accumulated depreciation	39,132	20,656

Property and equipment, net	$54,096	$72,572

Depreciation expense of property and equipment for the years ended December 31, 2015 and 2014 was $18,476 and $18,476, respectively.

Note 5 Commitments and Contingencies

The Company currently has a license agreement which allows for the use of a laboratory facility for a monthly payment of $3,685, which was amended on July 1, 2016 to a monthly amount of $3,879 and expires on June 30, 2017.

Note 6 Related Parties

The related party receivable represents the remaining balance of a bridge loan provided to a board member in his recruitment to serve as Chief Scientific Officer. The loan is repayable in monthly installments of $2,248 including interest at 5% per annum through December 1, 2016 when the loan will be fully repaid. All amounts due under the loan have been timely paid.

Note 7 Subsequent Events

Shuttle Pharmaceuticals, LLC applied for two NIH SBIR contracts in response to announcement PHS2016-1. Notifications of contract awards were received on September 19, 2016 for Topic 345 “Predictive biomarkers for prostate cancer sensitivity for radiation late effects” ($ 299,502) and Topic 352 “Cell-based models for prostate cancer health disparity research” ($ 224,687).

In August and September 2016, the Company received loans from unrelated parties in the aggregate amount of $120,000. The loans mature two years from the date of issuance, bear interest at 7.5%per annum, and are convertible into the shares of stock at, if at any time prior to the Maturity Date, and if the Company consummates a Sale Event or a Qualified Financing, then, immediately prior to consummation of the Sale Event or the Qualified Financing, the principle amount of and all unpaid accrued interest on this Note shall automatically convert shares at the Conversion Price.

On August 15, 2016, the Company received a loan from a related party in the amount of $50,000. The loan matures on August 14, 2017 and bears interest at 5% per annum.

On August 12, 2016, the Company filed articles of conversion with the share of Maryland to convert from an LLC to a corporation. In connection with the conversion the Company issued 45,000,000 shares of common stock for the outstanding 100 membership interests prior to the conversion.

Shuttle Pharmaceuticals, Inc.

Balance Sheets

(Unaudited)

	September 30	December 31
	2016	2015
ASSETS

Current assets
Cash and cash equivalents	$120,091	$128,837
Contract receivable	79,707	46,648
Note receivable-related party	4,912	24,728
Prepaid expenses	7,125	-

Total current assets	211,835	200,213

Property and equipment, net	44,573	54,096

Total Assets	$256,408	$254,309

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accrued expenses	$68,445	$4,577
Accrued interest payable	898	-
Note payable-related party	45,928	-

Total current liabilities	$115,271	$4,577

Long term Liabilities
Convertible notes payable	120,250	-

Total liabilities	235,521	-

Equity:
Members equity	-	249,732
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares outstanding as of September 30, 2016	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized, 45,000,000 shares issued and outstanding as of September 30, 2016	450,000	-
Additional paid-in capital	550,000	-
Retained earnings	(979,113)	-
Total Stockholder’s equity	20,887	-
Total equity	20,887	249,732
Total liabilities and equity	256,408	254,309

The Accompanying Notes are an Integral Part of the Financial Statements

Shuttle Pharmaceuticals, Inc.

Statements of Operations

(Unaudited)

	For nine months ended September
	2016	2015
Revenue	$-	$-
Operating expenses
Research and development-net of contracts	121,705	232,163
General and administrative	126,477	32,500
Total operational expenses	248,182	264,663

Loss from operations	(248,182)	(264,663)

Other Income (expense)
Interest Income-related party	443	1,361
Interest expense	(1,106)	-

Net loss	(248,845)	(263,302)

The Accompanying Notes are an Integral Part of the Financial Statements

Shuttle Pharmaceuticals, Inc.

Statements of Cash Flows

(Unaudited)

	For the nine months ended
	Sept 30	Sep 30
	2016	2015
Cash flows from operating activities:
Net Loss	$(248,845)	$(263,303)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	13,856	13,857

Change in operating assets and liabilities
Contract receivable	(33,059)	22,706
Prepaid expense	(7,125)	-
Accrued expenses	9,753	(12,059)
Accounts payable	55,013	-
Net cash used in operating activities	(210,407)	(238,799)
Cash flow from investing activities:
Acquisition of property and equipment	(4,333)	-
Repayment of note receivable-related party	19,816	18,983
Net of cash provided by investing activities	15,483	18,983
Cash flows from financing activities:
Proceeds from convertible note payable	120,250	-
Capital contributions	20,000	200,000
Proceeds from note payable-related party	45,928	-
Net cash provided by financing activities	186,178	200,000

Net (decrease) in cash and cash equivalents	(8,746)	(19,816)
Cash and cash equivalents at beginning of period	128,836	106,957

Cash and cash equivalents at end of period	$120,091	$87,141

Supplemental disclosure of cash flow information:
Cash paid during period for interest	$0	$0
Cash paid during period for taxes	$0	$0

The Accompanying Notes are an Integral Part of the Financial Statements

Shuttle Pharmaceuticals, Inc.

Notes to Financial Statements

September 30, 2016

(Unaudited)

Note 1 Nature of Organization

Operations

The Company was formed Shuttle Pharmaceuticals, LLC, (“the Company”) was formed in the State of Maryland on December 18, 2012 as a limited liability company. The Company’s primary purpose is the development and commercialization of unique drugs for the sensitization of cancers and protection of normal tissues, to improve the outcomes of cancer patients receiving radiation therapy. The company has a product (ropidoxuridine) for use with radiation therapy which is the subject of a Small Business Innovation Research (SBIR) contract with the National Cancer Institute (NCI), a unit of the National Institutes of Health. The company also has obtained an option to rights to a product (doranidazole) for use with radiosurgery, developed by Pola Pharma, a Japanese Pharmaceutical company.

On August 12, 2016, the Company filed articles of conversion with the state of Maryland to convert from an LLC to a corporation. In connection with the conversion the Company issued 45,000,000 shares of common stock for the outstanding 100 membership interest prior to the conversion.

The Company is in the development stage, requiring substantial capital for research, product development and market development activities. The Company has not marketed a commercial product and the Company’s proposed products will require successful clinical testing, regulatory approval and additional investment prior to commercialization. The future success of the Company is dependent on its ability to raise working capital to develop and eventually to manufacture and market its products. There is no assurance that the Company will be able to secure the necessary financing or regulatory approvals to attain successful future operations. Therefore, the predictability of the Company’s future is uncertain.

Note 2 Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has not generated any revenues since inception, has incurred losses since its inception and has an accumulated deficit of $979,113 at September 30, 2016.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management will seek potential business opportunities for merger or acquisition of an existing company. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and that of its Board of Directors in accomplishing the business purposes of the Company. Management began in the fourth quarter of 2015 to form new capital in the form of an SEC Regulation D, Rule 506 Private Placement in the amount of 105,000,000 offering shares.

Note 3 Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with Article 10 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company at September 30, 2016 and the results of operations and cash flows for the periods presented. The results of operations for the nine months ended September 30, 2016 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited financial statements should be read in conjunction with the financial statements and related notes thereto included elsewhere in this filing for the years ended December 31, 2015 and 2014.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Property and Equipment

Property and equipment are stated at cost. Equipment is depreciated using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are expensed as incurred.

Research and Development Expenses

Research and development expenses are charges to expense as incurred. Research and development expenses include, but are not limited to, product development, clinical and regulatory expenses, payroll and other personnel expenses, materials, supplies, and consulting costs.

These expenses are assigned to the clinical project to develop ropidoxuridine in combination with radiation therapy. The SBIR contract covers much of the Phase I clinical trial in advanced GI malignancies.

The research expenses are assigned to the clinical project to develop ropidoxuridine in combination with radiation therapy as a treatment for cancer. Costs that are not covered by the SBIR contract for performing the Phase I contract to determine commercialization feasibility included partial salary support of personnel and consultant to develop a commercialization plan. Costs that are not covered in the Phase II contract effort include business development and partial salary support.

Research expenses related to new drug discovery include partial support of personnel, space, supplies and legal costs. These are preclinical studies and have led to discovery of the candidate lead ATM/HDACi bifunctional agent, an HDAC6 inhibitor and novel formulations of IUdR and IPdR.

The Company has received a contract from the Department of Health and Human Services to assist with the clinical development of IPdR for radiosensitization. The Company recognizes the amounts received in regards to the contract at fair value when there is reasonable assurance that the contract amount will be received and it is probable that all attaching conditions will be complied with. The Company recognizes the amounts received in accordance with the contract as a reduction of research and development expenses over the periods necessary to match the contract on a systematic basis to the costs that it is intended to compensate. The Company recorded on the balance sheet as contract receivable upon meeting the criteria discussed above until cash is received.  During the nine months ended September 30, 2016 and 2015, the Company recorded $409,069 and $121,272 in accordance with the contract, which have been recorded as a reduction of research and development expense in the accompanying statement of operations.

Cash and cash equivalents

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amounts of financial instruments such as cash equivalents and accrued expenses approximate the related fair values due to the short-term maturities of these instruments. The Company invests its excess cash in financial instruments which are readily convertible into cash, such as money market funds and U.S. government securities.

The fair value of financial assets and liabilities is measured under a three-tier fair value hierarchy as follows: Level 1 fair value is determined from observable, quoted prices in active markets for identical assets or liabilities. Level 2 fair value is determined from quoted prices for similar items in active markets or quoted prices for identical or similar items in markets that are not active. Level 3 fair value is determined using the entity’s own assumptions about the inputs that market participants would use in pricing an asset or liability.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to the estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge will be recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairments of long-lived assets during years presented.

Income Taxes

No provision for income taxes is made since the Company is treated as a partnership for income tax purposes and the income or loss is passed through to its members.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions

Note 4 Property and Equipment

Property and equipment consisted of the following:

	December 31, 2015	September 30, 2016
Office Furniture and equipment	$6,261	7,731
Laboratory equipment	86,967	89,831
	93,228	97,562
Less: accumulated depreciation	39,132	52,989
Property and equipment, net	$54,096	44,573

Depreciation expense of property and equipment for the nine months ended September 30, 2016 and 2015 was $13,856 and $13,857, respectively.

The equipment is being depreciated on the straight-line bases over the estimated useful lives of the asset of 4-5 years.

Note 5 Commitments and Contingencies

The Company currently has a lease agreement which allows for the use of a laboratory facility for a monthly payment of $3,685, which was amended on July 1, 2016 to a monthly amount of $3,879 and expires on June 30, 2017.

Note 6 Note receivable-Related party

The related party receivable represents the remaining balance of a bridge loan provided to a board member in his recruitment to serve as Chief Scientific Officer. The loan is repayable in monthly installments of $2,248 including interest at 5% per annum through December 1, 2016 when the loan will be fully repaid. All amounts due under the loan have been timely paid.

Note 7 Note payable-Related party

On August 15, 2016, the Company received a loan from a related party in the amount of $50,000.  The loan is payable in monthly installments of $4,280 inclusive of interest at 5% per annum until maturity on August 14, 2017. Interest expense incurred on this loan was $208 for the nine months ended September 30, 2016.

Note 8 Convertible note payable

In August and September 2016, the Company received loans from unrelated parties in the aggregate amount of $120,250. The loans mature two years from the date of issuance, bear interest at 7.5%per annum, and are convertible into the shares of stock at, if at any time prior to the Maturity Date, and if the Company consummates a Sale Event or a Qualified Financing, then, immediately prior to consummation of the Sale Event or the Qualified Financing, the principle amount of and all unpaid accrued interest on this Note shall automatically convert shares at the Conversion Price., which is a 30% discount to the effective per share offering price of the qualified financing.

Note 9 Equity

In connection with the filing of the articles of conversion referred to in note 1 and the articles of incorporation, the Company is authorized to issue 100,000,000 shares of common stock with a par value of $.01 and 5,000,000 shares of preferred stock with a par value of $.01.

On August 12, 2016, in connection with the conversion the Company issued 45,000,000 shares of common stock for the outstanding 100 membership interests of the Company prior to the conversion.

The Company has no outstanding shares of preferred stock at September 30, 2016.

Note 10 Subsequent Events

Shuttle Pharmaceuticals, LLC applied for two NIH SBIR contracts in response to announcement PHS2016-1. Notifications of contract awards were received on September 19, 2016 for Topic 345 “Predictive biomarkers for prostate cancer sensitivity for radiation late effects” ($ 299,502) and Topic 352 “Cell-based models for prostate cancer health disparity research” ($ 224,687).

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees		$4,172.40
Transfer Agent Fees	$	*
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Miscellaneous Fees and Expenses	$	*
Total	$	*

* To be filed by amendment.

All amounts are estimates other than the SEC’s registration fee.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and bylaws provide for indemnification of our officers and directors to the fullest extent permitted by the Maryland General Corporation Law.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act, as amended:

In August 2016, we sold $120,250 in principal amount of our 7.5% Convertible Promissory Notes due August 31. 2018 (the “Convertible Notes”) to 23 investors in a private offering. The Convertible Notes will automatically convert into 22,700 shares of common stock upon the first closing of this the Offering. The Convertible Notes were issued in accordance with the exemption from afforded by Section 4(a) (2) of and Regulation D promulgated under the Securities Act, as amended, as the persons receiving such shares having provided the Company with appropriate investment representations.

II-1

ITEM 16.	EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation*

3.2	By-Laws*

5.1	Opinion of Gutierrez Bergman Boulris, P.L.L.C.**

10.1	Form of Share Purchase Agreement**

10.2	2016 Stock Incentive Plan*

10.3	Code of Ethics*

10.4	Employment Agreement with Theodore L. Phillips, Ph.D.*

10.5	Employment Agreement with Michael J. Starkweather*

23.1	Consent of Paritz and Company, P.A.*

23.2	Consent of Gutierrez Bergman Boulris, P.L.L.C. (Included in Exhibit 5.1)**

24	Power of Attorney (included in signature page to this registration statement)

*Filed herewith.

** To be filed by amendment.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a)           to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)           to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(c)           to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

3.            To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-3

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Rockville, Maryland, on December 9, 2016.

SHUTTLE PHARMACEUTICALS, INC.

By:	/s/ Anatoly Dritschilo.
Anatoly Dritschilo, M.D., Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anatoly Dritschilo, M.D. and Peter Dritschilo, and each of them as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for each of them and in each name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.  In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signatures		Title(s)	Date

By:	/s/ Anatoly Dritschilo	Chairman of the Board and Chief Executive Officer	December 9, 2016
	Anatoly Dritschilo, M.D.	(Principal Executive Officer)

By:	/s/ Peter Dritschilo	President and Chief Financial Officer	December 9, 2016
	Peter Dritschilo	(Principal Financial and Accounting Officer)

By:	/s/ Milton Brown	Chief Scientific Officer for Chemistry and Director	December 9, 2016
Milton Brown, M.D., Ph.D.

By:	/s/ Mira Jung	Chief Scientific Officer for Biology and Director	December 9, 2016
Mira Jung